                                                                     Exhibit 2.1
                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           BERRY PLASTICS CORPORATION,

                   BERRY PLASTICS ACQUISITION CORPORATION IV,

                              LANDIS PLASTICS, INC.

                                       and

                 THE PARTIES LISTED ON THE SIGNATURE PAGE HERETO

                          Dated as of October 15, 2003

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................1
    1.1     Definitions...........................................................................................1

ARTICLE II PURCHASE AND SALE OF BUSINESS.........................................................................14
    2.1     The Merger...........................................................................................14
    2.2     Effective Time.......................................................................................14
    2.3     Certificate of Incorporation and Bylaws..............................................................14
    2.4     Directors and Officers of the Surviving Corporation..................................................15
    2.5     Effects of the Merger................................................................................15
    2.6     Subsequent Actions...................................................................................15
    2.7     Purchase and Sale of Transferred Real Properties.....................................................16
    2.8     Payments at Closing..................................................................................16
    2.9     Working Capital Adjustment...........................................................................16

ARTICLE III CLOSING..............................................................................................19
    3.1     Closing Date.........................................................................................19
    3.2     Payment of Per Share Merger Consideration............................................................19
    3.3     Buyer's and Sub's Deliveries.........................................................................19
    3.4     The Company's and Shareholders' Deliveries...........................................................20
    3.5     Stock Transfer Books.................................................................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES  REGARDING THE SHAREHOLDERS............................................22
    4.1     Authority of Shareholder.............................................................................22
    4.2     Ownership of Company Securities......................................................................22
    4.3     Consents and Approvals; No Violations................................................................22
    4.4     No Finder............................................................................................23
    4.5     Insolvency...........................................................................................23

ARTICLE V REPRESENTATIONS AND WARRANTIES  REGARDING THE COMPANY..................................................23
    5.1     Organization of the Company..........................................................................24
    5.2     Subsidiaries and Investments.........................................................................24
    5.3     Authority of the Company.............................................................................24
    5.4     Capitalization.......................................................................................25
    5.5     Shareholders of the Company..........................................................................25
    5.6     Records..............................................................................................26
    5.7     Financial Statements.................................................................................26
    5.8     Company Debt.........................................................................................26

    5.9     Operations Since the Balance Sheet Date..............................................................26
    5.10    No Undisclosed Liabilities...........................................................................26
    5.11    Inventories..........................................................................................27
    5.12    Receivables and Payables.............................................................................27
    5.13    Compliance with Laws and Governmental Permits........................................................27
    5.14    Assets...............................................................................................28
    5.15    Personal Property Leases.............................................................................28
    5.16    Intellectual Property................................................................................28
    5.17    Real Property and Real Property Leases...............................................................30
    5.18    Employees and Related Agreements; ERISA..............................................................31
    5.19    Labor and Employment Matters.........................................................................33
    5.20    Insurance............................................................................................34
    5.21    Contracts............................................................................................35
    5.22    Taxes................................................................................................36
    5.23    Litigation or Regulatory Action......................................................................37
    5.24    Environmental and Health/Safety Matters..............................................................37
    5.25    Product Warranty and Product Liability...............................................................38
    5.26    Bank Accounts........................................................................................39
    5.27    Customers and Suppliers..............................................................................39
    5.28    Disclosure...........................................................................................40
    5.29    No Finder............................................................................................40

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB.......................................................41
    6.1     Organization of Buyer and Sub........................................................................41
    6.2     Authority of Buyer...................................................................................41
    6.3     Securities Laws Representations......................................................................42
    6.4     Available Funds......................................................................................42
    6.5     Litigation...........................................................................................42
    6.6     No Finder............................................................................................43
    6.7     No Activities........................................................................................43

ARTICLE VII CONDUCT OF BUSINESS PENDING THE CLOSING..............................................................43
    7.1     Investigation of the Business by Buyer...............................................................43
    7.2     Preserve Accuracy of Representations and Warranties..................................................43
    7.3     Governmental Approvals...............................................................................44
    7.4     Operations Prior to the Closing Date.................................................................44
    7.5     No Solicitations.....................................................................................47
    7.6     Notification of Changes; Disclosure Schedule Update..................................................48
    7.7     Further Assurances...................................................................................48
    7.8     Antitrust Law Compliance.............................................................................49
    7.9     Transfer of Transferred Real Properties..............................................................49

    7.10    Title and Survey Matters, Title Commitments..........................................................49
    7.11    Leases...............................................................................................50
    7.12    Excluded Assets......................................................................................50
    7.13    Monticello Environmental Permits.....................................................................50
    7.14    Financing............................................................................................50
    7.15    FIRPTA Certificate...................................................................................51
    7.16    Transfer.............................................................................................51
    7.17    Owned Real Properties................................................................................51
    7.18    Shareholder Approval.................................................................................51
    7.19    Plas-Tool License....................................................................................51

ARTICLE VIII ADDITIONAL AGREEMENTS...............................................................................52
    8.1     Transfer Taxes.......................................................................................52
    8.2     Tax Matters..........................................................................................52
    8.3     WARN Act.............................................................................................55
    8.4     Confidentiality......................................................................................55
    8.5     Prohibited Marks.....................................................................................55
    8.6     Appointment of Shareholder Representative............................................................56
    8.7     Severance Costs......................................................................................56

ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF BUYER AND SUB........................................................57
    9.1     No Misrepresentation or Breach of Covenants and Warranties...........................................57
    9.2     No Restraint of Litigation...........................................................................57
    9.3     Necessary Consents...................................................................................57
    9.4     Purchase of Transferred Real Properties..............................................................57
    9.5     Documents............................................................................................58
    9.6     Funding..............................................................................................58
    9.7     Non-Competition Agreements...........................................................................58
    9.8     Related Party Agreements.............................................................................58

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SHAREHOLDERS....................................58
    10.1    No Misrepresentation or Breach of Covenants and Warranties...........................................58
    10.2    No Restraint or Litigation...........................................................................58
    10.3    Purchase of Transferred Real Properties..............................................................58
    10.4    Documents............................................................................................59

ARTICLE XI INDEMNIFICATION.......................................................................................59
    11.1    Indemnification for Company Matters..................................................................59
    11.2    Indemnification for Shareholder Matters..............................................................61
    11.3    Indemnification for Solvay Environmental Matters.....................................................62
    11.4    Indemnification by Buyer.............................................................................63

    11.5    Notice of Claims.....................................................................................63
    11.6    Third Party Claims...................................................................................64
    11.7    Exclusivity of Indemnification.......................................................................65
    11.8    Knowledge of Breach..................................................................................65

ARTICLE XII TERMINATION..........................................................................................66
    12.1    Termination..........................................................................................66
    12.2    Notice of Termination................................................................................67
    12.3    Effect of Termination................................................................................67

ARTICLE XIII GENERAL PROVISIONS..................................................................................67
    13.1    Survival of Obligations..............................................................................67
    13.2    Confidential Nature of Information...................................................................67
    13.3    No Public Announcement...............................................................................67
    13.4    Notices..............................................................................................68
    13.5    Successors and Assigns...............................................................................69
    13.6    Entire Agreement; Amendments.........................................................................69
    13.7    Interpretation.......................................................................................70
    13.8    Waivers..............................................................................................70
    13.9    Expenses.............................................................................................70
    13.10   Partial Invalidity...................................................................................70
    13.11   Execution in Counterparts............................................................................70
    13.12   Specific Performance.................................................................................71
    13.13   Governing Law........................................................................................71
    13.14   Submission to Jurisdiction...........................................................................71

                                INDEX OF EXHIBITS

Exhibit A         Bridge Financing Commitment Letter
Exhibit B         Escrow Agreement
Exhibit C         Non-Competition Agreement
Exhibit D         Shareholders Representative Agreement
Exhibit E-1       Certificate of Incorporation of Surviving Corporation
Exhibit E-2       By-laws of Surviving Corporation
Exhibit F         Real Estate Purchase Agreement
Exhibit G         Transition Lease
Exhibit H         Shop Lease
Exhibit I         Equity Commitment Letters
Exhibit J         Lease Termination Agreement

                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (the "AGREEMENT") is entered into effective as of October 15, 2003, by and among Berry Plastics Corporation, a Delaware corporation ("BUYER"), Berry Plastics Acquisition Corporation IV, a Delaware corporation ("SUB"), Landis Plastics, Inc., an Illinois corporation (the "COMPANY"), all of the shareholders of the Company as set forth on the signature page hereto (collectively the "SHAREHOLDERS," and individually, a "SHAREHOLDER"), the Real Estate Sellers (as defined below) and Gregory J. Landis, as the Shareholder Representative (as defined below).

                                    RECITALS

      A. The Company is engaged in the business of manufacturing plastic containers and lids for yogurt, cultured dairy, margarine and certain other food products, as well as other industrial purposes (the "BUSINESS");

      B. The Shareholders own, and until the Closing (as defined herein) will own, all of the issued and outstanding shares of capital stock of the Company (the "COMPANY SECURITIES");

      C. The Board of Directors of each of Buyer, Sub and the Company has approved, and deems it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Buyer, which acquisition is to be effected by the merger of Sub with and into the Company, with the Company being the surviving entity (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement; and

      D. As a condition to the Merger, Buyer shall (or shall cause its designee to) purchase, and the Real Estate Sellers shall sell, certain real property containing certain of the Company's operation facilities currently leased by the Company from such Affiliates.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, it is hereby agreed among the parties hereto as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and such meanings shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

      "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

      "AGGREGATE PURCHASE PRICE" means the Total Enterprise Value, less the Funded Obligations as of the Closing, less the Transaction Costs. As of the Closing, the Company shall furnish to Buyer a schedule (the "FUNDED OBLIGATIONS SCHEDULE") setting forth the amount of each component of Funded Obligations (i.e., Funded Indebtedness, Capital Lease Amount, Related Party Receivable Amount and Unused Cap Ex Amount) and as of the Closing, the amount of Transaction Costs and setting forth in reasonable detail the basis for such amounts.

      "ANTITRUST IMPROVEMENTS ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "BALANCE SHEET" means the audited balance sheet of the Company as of December 31, 2002 included in Schedule 5.7.

      "BALANCE SHEET DATE" means December 31, 2002.

      "BANK ONE" means Bank One, N.A., a national banking association.

      "BANK ONE INDEBTEDNESS AMOUNT" means the amount, as of the Closing, necessary to pay off in full and extinguish all loans, advances, indebtedness, obligations, fees, penalties and liabilities of the Company owed under the Bank One Loan Documents.

      "BANK ONE LOAN DOCUMENTS" means that certain Second Amended and Restated Loan Agreement dated March 28, 2001, as amended, by and between the Company and American National Bank and Trust Company of Chicago (which was subsequently acquired by Bank One who is the successor-in-interest to the Bank One Loan Documents) and all other documents relating thereto.

      "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incidence, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequence.

      "BRIDGE FINANCING" means the financing contemplated by the Commitment Letter dated as of the date hereof and the term sheet attached thereto, a copy of which is attached hereto as Exhibit A.

      "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which the principal commercial banks located in the State of Illinois are authorized or obligated to close under the laws of such state.

      "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments, and documents being or to be executed and delivered by Buyer or its Affiliates under this Agreement or in connection herewith, including each Real Estate Purchase Agreement and the Buyer Funding Documents.

      "BUYER FUNDING DOCUMENTS" means all of the agreements, notes, certificates, instruments, and other documents being or to be executed and delivered by Buyer or its Affiliates necessary to effect the Financing contemplated by the Commitment Letters.

      "CAPITAL LEASE" means a lease of property by the Company which, in conformity with GAAP, is required to be accounted for as a capital lease.

      "CAPITAL LEASE AMOUNT" means the aggregate amount required to be accounted for as Capital Leases in accordance with GAAP as of the Closing.

      "CHICAGO RIDGE CORPORATE OFFICE" means that real property located at 10800 South Central Avenue, Chicago Ridge, Illinois 60415.

      "CHICAGO RIDGE TOOL SHOP" means the real property located at 5632 Pleasant Boulevard, Chicago Ridge, Illinois 60415.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANY ANCILLARY AGREEMENTS" means all agreements, instruments, and documents being or to be executed and delivered by the Company under this Agreement or in connection herewith.

      "COMPANY ASSETS" means all of the properties and assets of the Company, other than the Leased Assets, whether personal, real or mixed, tangible or intangible, wherever located.

      "COMPANY BENEFIT PLAN" means each plan, program, contract, agreement or other arrangement providing for compensation, severance, termination pay, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (other than an Employee Agreement) which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee, or pursuant to which the Company has any liability, contingent or otherwise.

      "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property that is currently used or has been used in the Business as presently conducted.

      "CONFIDENTIAL INFORMATION" means all information (whether or not reduced to written, electronic, magnetic or other tangible form) acquired by the Company or any Shareholder, concerning the products, services, projects, activities, business or affairs of the Company or its customers or suppliers, including (a) all information concerning Company Intellectual Property, including computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions, (b) all sales and financial information, (c) all independent contractor, client, customer and supplier lists, (d) all information concerning services, clients, customers, cases, projects or marketing plans for any of those services, clients, customers, cases or projects, and (e) all information relating to the transactions contemplated by this Agreement, including the terms and conditions hereof. Notwithstanding the foregoing, the term Confidential Information shall not include information that is generally available to the public or becomes generally available to the public other than as a result of a breach of Section 8.4.

      "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement between Buyer and the Company.

      "CONTRACT" means any contract, agreement, commitment, undertaking or arrangement (whether written or oral).

      "COURT ORDER" means any judgment, order, award or decree of any federal, state, local or other court or tribunal and any award in any arbitration proceeding.

      "DE MINIMIS LOSSES" means any Losses resulting from a single set of facts and circumstances that do not exceed $50,000 in the aggregate.

      "DGCL" means the General Corporation Law of the State of Delaware.

      "DROP DEAD DATE" means January 15, 2004.

      "EMPLOYEE" means each current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company.

      "EMPLOYEE AGREEMENT" means each management, employment, bonus, loan or other extension of credit, change in control, retention, severance, consulting, non-compete, confidentiality, or similar agreement or contract between the Company and any Employee pursuant to which the Company has any liability, contingent or otherwise.

      "ENCUMBRANCE" means any encumbrance, lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant, option, proxy, voting trust, voting agreement or other restriction of any kind.

      "ENVIRONMENTAL LAW" means all Requirements of Law derived from or relating to the environment, health or safety, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C.Section 9601, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.Section 6901 et seq. ("SARA") (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C.

Section 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.Section 1311, et seq.; the Clean Air Act, as amended (42 U.S.C.Section 7401-7642); Toxic SubstanceS COntrol Act, as amended, 15 U.S.C.Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.Section 136-136y; the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C.Section 11001, et seq. (Title III of SARA); THE Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.Section 651, et seq.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ESCROW ACCOUNT," "ESCROW AGENT" and "ESCROW AGREEMENT" have the meanings set forth under the definition of "Holdback Amount."

      "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel (whether such legal fees and disbursements are incurred in connection with a claim against a party hereto or in connection with a Third Party Claim), investigators, expert witnesses, consultants, accountants and other professionals).

      "FIRST ESCROW RELEASE DATE" means the 10 month anniversary of the Closing Date, on which the amount equal to (a) fifty percent (50%) of the Indemnification Holdback Amount less (b) the sum of (i) the Reserved Amount and
(ii) any indemnification payments previously made to any Buyer Indemnitee pursuant to Sections 8.2, 11.1 and 11.2 hereof shall be released (such amount, the "FIRST ESCROW RELEASE AMOUNT").

      "FIRST SOLVAY ENVIRONMENTAL ESCROW RELEASE DATE" means the five year anniversary of the Closing Date, on which the amount equal to the difference, if any, between (a) the amount then remaining in the Solvay Environmental Indemnification Holdback Amount and (b) the sum of (i) $2,000,000 and (ii) the Reserved Solvay Amount shall be released (such amount, the "FIRST SOLVAY ESCROW RELEASE AMOUNT").

      "FIRST SOLVAY ESCROW RELEASE AMOUNT" has the meaning set forth under the definition of "First Solvay Environmental Escrow Release Date."

      "FUNDED INDEBTEDNESS" means the amount, as of the Closing, necessary to pay off in full and extinguish all Indebtedness of the Company (including, but not limited to, the Bank One Indebtedness Amount and the Senior Note Indebtedness Amount) and all related obligations, fees, penalties and liabilities owed by the Company, as such amount may be reduced by amounts paid by the Company immediately prior to Closing.

      "FUNDED OBLIGATIONS" means, without duplication, the sum of the Funded Indebtedness, the Capital Lease Amount, the Related Party Receivable Amount and the Unused Cap Ex Amount.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time applied on a consistent basis.

      "GOVERNMENTAL BODY" means any federal, state, local, foreign or other governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority power of any nature.

      "HAZARDOUS SUBSTANCES" means any substance, chemical or waste that is listed, or contains amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic or radioactive or are otherwise regulated or subject to imposition of liability under any Environmental Law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, or polychlorinated biphenyls ("PCBS").

      "HOLDBACK AMOUNT" means the sum of the Working Capital Holdback Amount, the Indemnification Holdback Amount and the Solvay Environmental Indemnification Holdback Amount, which shall be deposited into an escrow account (the "ESCROW ACCOUNT") to be established with Bank One (the "ESCROW AGENT") pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit B (the "ESCROW AGREEMENT").

      "IBCA" means the Illinois Business Corporation Act.

      "INDEBTEDNESS" means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under financing leases and Capital Leases, (d) all obligations in respect of acceptances issued or created, (e) all liabilities secured by any lien on any Company Asset, and (f) all guarantee obligations.

      "INDEMNIFICATION HOLDBACK AMOUNT" means $19,500,000, which will be used to fund indemnification payments, if any, made pursuant to Sections 8.2, 11.1 and
11.2 hereof and in accordance with the Escrow Agreement.

      "INTELLECTUAL PROPERTY" means (i) all names, brands, logos and slogans embodying business or product goodwill or indications of origin, and all trademarks, corporate names, trade names, service marks, trade dress, domain names and universal resource locators, together with all translations, adaptations, derivations and combinations thereof and all applications, registrations and renewals in connection therewith, and all of the goodwill associated therewith; (ii) all patents, patent applications, patent disclosures, inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereof, including, but not limited to, any provisional, utility, continuation, continuation-in-part or divisional applications filed in the U.S. or other jurisdictions and all reissues, revisions and extensions thereof and all reexamination certificates issuing therefrom; (iii) all websites, copyrights, and copyrightable works both published and unpublished, including all registrations, applications and renewals in connection therewith; (iv) all computer and electronic data processing programs and software programs (in both source code and object code form), data, databases and related documentation;
(v) all inventions, improvements, developments, modifications, derivative works, know-how, trade secrets, and confidential information (including research and development, know-how formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (vi) all licenses, sublicenses, permissions and other agreements relating to any of the foregoing; and (vii) all other intellectual property rights (in whatever form or medium) relating to any of the foregoing (including remedies and recoveries against infringement hereof and rights of protection of interest therein under the laws of all jurisdictions).

      "IRS" means the Internal Revenue Service.

      "KNOWLEDGE," "TO THE COMPANY'S KNOWLEDGE," or words to that effect as used herein refer to the actual or constructive knowledge of H. Richard Landis, Gregory J. Landis, William VanMeter, John Sabey, Bimal Kalvani and Steven Pace after reasonable inquiry.

      "LEASED ASSETS" collectively refers to the machinery, equipment and other personal property the Company leases to carry on its operations as set forth on
Schedule 5.15, and the Leased Real Properties.

      "LOSSES" means any loss, cost, obligation, liability, settlement payment, award, judgment, fine, penalty, damage, expense, deficiency or other charge, but not including Expenses.

      "MATERIAL ADVERSE EFFECT" means any condition, circumstance, change in or effect on the Company that, individually or in the aggregate with any other condition, circumstance, change in or effect on the Company, has or would reasonably be expected to have a material adverse effect on the assets, properties, business, operations, prospects, financial condition, or results of operations of the Company; provided, however, that none of the following, to the extent arising after the date of this Agreement, shall be deemed to have a Material Adverse

Effect: (i) events affecting the United States or the economy generally; or (ii) events affecting the plastic container industry generally, but, in each case, only to the extent that the events discussed in (i) and (ii) do not have a disproportionate adverse effect on the assets, properties, business, operations, prospects, financial condition, or results of operations of the Company relative to other companies engaged in businesses similar to the Business.

      "NON-COMPETITION AGREEMENT" means a non-competition agreement in the form attached as Exhibit C hereto.

      "NOTE HOLDERS" means with respect to any Senior Note the Person in whose name such Senior Note is registered and maintained by the Company pursuant to
Section 13.1 of the Note Purchase Agreement.

      "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated as of March 1, 2000, as amended, between the Company and each of the Persons listed as "Purchasers" on Schedule A thereto, providing for, among other things, the sale by the Company of the Senior Notes.

      "OWNERSHIP PERCENTAGE" of any Shareholder, shall mean the percentage for such Shareholder set forth on Schedule 5.5.

      "PCBS" has the meaning set forth under the definition of "Hazardous Substances".

      "PERMITTED ENCUMBRANCES" means (i) liens for taxes and other governmental charges and assessments which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

      "PER SHARE MERGER CONSIDERATION" means the quotient obtained by dividing
(i) the Aggregate Purchase Price less the Transferred Real Property Purchase Price, by (ii) the total number of shares of the Company's capital stock outstanding on the Closing Date.

      "PER SHARE PAID OUT MERGER CONSIDERATION" means the quotient obtained by dividing (i) the Aggregate Purchase Price, less the sum of (a) the Transferred Real Properties Purchase Price and (b) the Holdback Amount, by (ii) the total number of shares of the Company's capital stock outstanding on the Closing Date.

      "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

      "PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment, furniture, inventory, building system or unit, or other asset owned, leased, operated or erected by the Company, any Shareholder, Real Estate Seller, or any Affiliate thereof, on or prior to the Closing Date (including any surface water thereon or adjacent thereto, and any soil minerals, oil and gas rights, air rights, water or development rights or groundwater thereunder).

      "RCRA" has the meaning set forth under the definition of "Environmental Law."

      "REAL ESTATE SELLERS" means the Persons designated as such and set forth on the signature page hereto.

      "REAL PROPERTIES" collectively refers to the parcels of real property, and any and all easements, rights of way, reservations, privileges, appurtenances, strips, gores and alleys adjoining or pertaining thereto constituting the Owned Real Properties and the Leased Real Properties.

      "RELATED PARTY RECEIVABLE AMOUNT" means the aggregate amount of Indebtedness owed to the Company by any Shareholder, Affiliate of any Shareholder or Affiliate of the Company.

      "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the indoor or outdoor environment or into or out of any Property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or Property.

      "REMEDIAL ACTION" means actions to (i) clean up, remove, treat or in any other way address Hazardous Substances in the indoor or outdoor environment;
(ii) prevent the Release or threatened Release or minimize the further Release of Hazardous Substances; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

      "REPRESENTATIVES" means, as to any Person, such Person's affiliates, partners, officers, directors, employees, agents, advisors (legal, accounting and financial), consultants, financing sources and financing sources' advisors.

      "REQUIREMENTS OF LAWS" means any federal, state and local laws, statutes, regulations, judgments, writs, orders, injunctions, rules, codes or ordinances or other legal requirements enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to building, zoning, environmental, Tax and occupational safety and health requirements) or common law.

      "RESERVED AMOUNT" means, as of each of the First Escrow Release Date and the Second Escrow Release Date, the aggregate amount of all unresolved and/or unpaid indemnification claims made by any Buyer Indemnitee pursuant to Sections 8.2, 11.1 and 11.2 as of such date.

      "RESERVED SOLVAY AMOUNT" means, as of each of the First Solvay Environmental Escrow Release Date and the Second Solvay Environmental Escrow Release Date, the aggregate amount of all unresolved and/or unpaid indemnification claims made by any Buyer Indemnitee pursuant to Section 11.3 hereof as of such date.

      "SARA" has the meaning set forth under the definition of "Environmental Law".

      "SECOND ESCROW RELEASE DATE" means the 19 month anniversary of the Closing Date, on which the balance of the Indemnification Holdback Amount then remaining in the Escrow Account, less the Reserved Amount, shall be released.

      "SECOND SOLVAY ENVIRONMENTAL ESCROW RELEASE DATE" means the ten year anniversary of the Closing Date, on which the balance of the Solvay Environmental Indemnification Holdback Amount then remaining in the Escrow Account, less the Reserved Solvay Amount, shall be released.

      "SECTION 338(H)(10) ELECTION" means an election by the Shareholders and Buyer under Section 338(h)(10) of the Code (and under any applicable similar provision of state, local or foreign law) with respect to the acquisition of the Company Securities pursuant to the Merger.

      "SENIOR NOTE INDEBTEDNESS AMOUNT" means the amount, as of the Closing Date, necessary to pay off in full and extinguish all loans, advances, indebtedness, obligations, fees, penalties and liabilities of the Company owed to the Note Holders under the Senior Notes.

      "SENIOR NOTES" means those certain 8.8% Senior Notes in the aggregate original principal amount of $30,000,000 which mature on March 15, 2010 and were issued by the Company to certain Persons pursuant to terms and conditions of the Note Purchase Agreement.

      "SHAREHOLDER ANCILLARY AGREEMENTS" means all agreements, instruments, and documents being or to be executed and delivered by any Shareholder or his, her or its Affiliate under this Agreement or in connection herewith, including any Real Estate Purchase Agreement.

      "SHAREHOLDERS REPRESENTATIVE AGREEMENT" means the Shareholders' Representative Agreement dated as of the date hereof, attached hereto as Exhibit D.

      "SOLVAY ENVIRONMENTAL INDEMNIFICATION HOLDBACK ACCOUNT" means the portion of the Escrow Account in which the Solvay Environmental Indemnification Holdback Amount is deposited.

      "SOLVAY ENVIRONMENTAL INDEMNIFICATION HOLDBACK AMOUNT" means $3,000,000 which will be used to fund indemnification payments, if any, made pursuant to
Section 11.3 hereof and in accordance with the Escrow Agreement.

      "SOLVAY FACILITY PROPERTY" means the real property located at 1500 Milton Avenue, Solvay, New York 13209.

      "TARGET WORKING CAPITAL" means $27,016,199, plus the aggregate amount of accrued customer rebates as of Closing (currently estimated to be $2,700,000), less the aggregate amount of accrued supplier rebates as of the Closing (currently estimated to be $1,200,000). A hypothetical calculation of (A) Closing Working Capital (using an example balance sheet as of Closing), (B) Target Working Capital (using accrued customer and supplier rebates as of Closing from the example balance sheet) and (C) the Working Capital Shortfall is attached hereto as Schedule A.

      "TAX" means any tax (including without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative, estimated or add-on minimum tax, or other tax of any kind whatsoever, or levies or other like assessments, customs duties, escheat or unclaimed property taxes, imposts, charges or fees with respect thereto) and any related fine, interest, penalty, or addition thereto, whether disputed or not, imposed, assessed or collected by or under the authority of any Governmental Body.

      "TAX RETURN" means any return, report, notice, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

      "TITLE COMMITMENTS" means the commitment letters or binders set forth on Schedule B from the Title Company to issue to Buyer (or its designee) Title Policies insuring good and marketable fee title to each of the Transferred Real Properties and the Owned Real Properties.

      "TITLE COMPANY" means Chicago Title Insurance Company and/or any of its Affiliates, or such other reputable, nationally-recognized and financially sound title company as shall be acceptable to the Company and Buyer.

      "TOTAL ENTERPRISE VALUE" means $260,000,000.

      "TRANSACTION COSTS" means all the out-of-pocket costs and expenses of the Shareholders and the Company relating to the transactions contemplated by this Agreement and the Real Estate Purchase Agreements, which categories of items are set forth in Schedule 1.1 of the Company Disclosure Schedules (which schedules will be updated on the Closing Date), but specifically excluding any costs and expenses (i) included in the definition of "Funded Obligations," or (ii) allocated to Buyer pursuant to the terms of this Agreement or any Real Estate Purchase Agreement; provided that any item set forth on such schedule or allocated to Buyer shall not be included on the Closing Working Capital Statement.

      "TRANSFERRED REAL PROPERTIES" means the real properties located at the following addresses: (a) 8400 West Washington Street, Tolleson, Arizona 85353,
(b) 5750-5751 118 Street, Alsip, Illinois 60482, (c) 11600 South Central Avenue, Alsip, Illinois 60658 and (d) 1500 Milton Avenue, Solvay, New York 13209.

      "UNUSED CAP EX AMOUNT" means the excess of (i) the budgeted amount of capital expenditures of the Company and the Real Estate Sellers for the period from January 1, 2003 to and including the Closing Date (with budgeted capital expenditures prorated based upon the number of days in 2003 actually elapsed as of and including the Closing Date based on a full year budget of $14.2 million) over (ii) the actual capital expenditures of the Company and the Real Estate Sellers for the period beginning January 1, 2003 and ending on the Closing Date. In each case, "capital expenditures" shall be determined in accordance with GAAP and consistent with the historical practices of the Company and the Real Estate Sellers; provided, however, that the parties agree that new molds and tooling that have been expensed by the Company during 2003 have been included in the 2003 budget of $14.2 million and shall be included in the calculation of actual capital expenditures as of the Closing Date.

      "WORKING CAPITAL HOLDBACK AMOUNT" means $2,000,000, which will be used to fund payments made by the Shareholders, if any, pursuant to the working capital adjustment set forth in Section 2.9 hereof and the Escrow Agreement.

                    INDEX OF TERMS DEFINED IN OTHER SECTIONS

1933 Act                                                  Section 6.3(a)
Acquisition Transaction                                   Section 7.5
Agreement                                                 Preamble
Alternative Financing                                     Section 7.14(a)
Articles of Merger                                        Section 2.2
Audited Financial Statements                              Section 5.7
Business                                                  Recital A
Buyer                                                     Preamble
Buyer Indemnitees                                         Section 11.1(a)
Certificate of Merger                                     Section 2.2
Claim Notice                                              Section 11.5(a)
Closing                                                   Section 3.1
Closing Date                                              Section 3.1

Closing Working Capital                                   Section 2.9(a)
Closing Working Capital Statement                         Section 2.9(a)
Commitment Letters                                        Section 6.4
Company                                                   Preamble
Company Disclosure Schedules                              Section 4.2
Company Securities                                        Recital B
Compliance Costs                                          Section 7.13
Deductible                                                Section 11.1(b)
Designated Contracts                                      Section 5.21
Disclosure Schedule Update                                Section 7.6(a)
Effective Time                                            Section 2.2
Equipment Lease                                           Section 5.15
Equity Commitment Letters                                 Section 6.4
Final Closing Working Capital                             Section 2.9(c)
Financial Statements                                      Section 5.7
Financing                                                 Section 6.4
First Escrow Release Amount                               Definition of "First
                                                          Escrow Release Date"
Funded Obligations Schedule                               Definition of
                                                          Aggregate Purchase
                                                          Price
Governmental Permits                                      Section 5.13(b)
Indemnified Party                                         Section 11.5(a)
Indemnitor                                                Section 11.5(a)
Insurance Contracts                                       Section 5.20
Interim Financial Statements                              Section 5.7
Leased Real Properties                                    Section 5.17(a)
Lease Termination Agreement                               Section 7.11
Licensed Intellectual Property Rights                     Section 5.16(b)
Material Customer                                         Section 5.27(a)
Merger                                                    Recitals
Neutral Auditors                                          Section 2.9(c)
Owned Intellectual Property                               Section 5.16(a)
Owned Real Properties                                     Section 5.17(b)
Plas-Tool License                                         Section 7.19
Prohibited Marks                                          Section 8.5
PT                                                        Section 7.19
Real Estate Purchase Agreement                            Section 2.7
Real Property Leases                                      Section 5.17(a)
Resolution Period                                         Section 2.9(b)
Shareholder Indemnitees                                   Section 11.4

Shareholder(s)                                            Preamble
Shareholders' Agreement                                   Section 4.2
Shareholder Representative                                Section 8.6(a)
Shop Lease                                                Section 3.3(e)
Surviving Corporation                                     Section 2.1
Tax Package                                               Section 8.2(a)(v)
Third Party Claim                                         Section 11.5(a)
Transferred Real Properties Purchase Price                Section 2.7
Transition Lease                                          Section 3.3(d)
Termination Fee                                           Section 12.1(d)
WARN Act                                                  Section 5.19(c)
Working Capital Shortfall                                 Section 2.9(d)(ii)

                                   ARTICLE II
                          PURCHASE AND SALE OF BUSINESS

      2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the IBCA and the DGCL, the Merger shall be effected and Sub shall be merged with and into the Company at the Effective Time with the separate corporate existence of Sub ceasing and the Company continuing as the surviving corporation. The surviving corporation of the Merger shall be herein referred to as the "SURVIVING CORPORATION". The Surviving Corporation shall become a direct wholly-owned subsidiary of Buyer and shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with the IBCA and the DGCL.

      2.2 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file concurrently (a) articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Illinois in accordance with the relevant provisions of the IBCA and (b) a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the IBCA and the DGCL (the time of such filings, or such later time as may be agreed in writing by the Company and Buyer and specified in the Articles of Merger and Certificate of Merger, being the "EFFECTIVE TIME").

      2.3 Certificate of Incorporation and Bylaws.

            (a) The Certificate of Incorporation set forth on Exhibit E-1 shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

            (b) The Bylaws set forth on Exhibit E-2, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

      2.4 Directors and Officers of the Surviving Corporation.

            (a) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            (b) The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      2.5 Effects of the Merger.

            (a) At and after the Effective Time, the Merger shall have the effects set forth in the IBCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Securities or any shares of capital stock of Sub:

                  (i) each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation;

                  (ii) each Company Security that is owned by the Company, Buyer or Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

                  (iii) each Company Security issued and outstanding immediately prior to the Effective Time (other than Company Securities to be canceled in accordance with Section 2.5(b)(ii)) shall be converted into the right to receive the Per Share Merger Consideration.

      2.6 Subsequent Actions. If, at any time after the Effective Time, any deeds, bills of sale, assignments, assurances or any other actions or things are reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation.

      2.7 Purchase and Sale of Transferred Real Properties. Subject to the terms and conditions of the Real Estate Purchase Agreements, each in the form attached hereto as Exhibit F (each, a "REAL ESTATE PURCHASE AGREEMENT"), Buyer (or its designee) agrees to purchase, and the Real Estate Sellers agree to sell, transfer and convey, the Transferred Real Properties. In consideration for the Transferred Real Properties, Buyer (or its designee) shall pay to the Real Estate Sellers U.S. $32,000,000 (the "TRANSFERRED REAL PROPERTIES PURCHASE PRICE"), allocated as set forth on Schedule 2.7.

      2.8 Payments at Closing. At the Closing:

            (a) The Company will deliver to the holders of the Funded Indebtedness an amount sufficient to repay all Funded Indebtedness, with the result that following the Closing there will be no further monetary obligations of the Company with respect to the Funded Indebtedness. On or prior to the Closing Date, the Company shall provide Buyer with customary pay-off letters from all holders of such Funded Indebtedness and make arrangements reasonably satisfactory to Buyer for such holders to provide Buyer recordable form mortgage and lien releases, cancelled notes and other documents reasonably requested by Buyer prior to Closing. If the Closing occurs, Buyer shall provide the Company with sufficient funds to repay the Funded Indebtedness at the Closing.

            (b) Buyer shall pay to each Shareholder an amount equal to the product of (i) the Per Share Paid Out Merger Consideration and (ii) the number of shares of capital stock held by such Shareholder immediately prior to the Effective Time (as set forth on Schedule 5.5) by wire transfer of immediately available funds to accounts designated by the Shareholders in writing not later than two days prior to the Closing Date.

            (c) The Transferred Real Properties Purchase Price shall be payable at Closing as provided for in the Real Estate Purchase Agreements with respect to each of the Transferred Real Properties.

            (d) Buyer will deposit the Holdback Amount in the Escrow Account.

      2.9 Working Capital Adjustment.

            (a) As soon as practicable, but in no event later than 45 days following the Closing, Buyer shall prepare a calculation of Closing Working Capital of the Company as of the Closing Date (the "CLOSING WORKING CAPITAL STATEMENT"). The Closing Working Capital

Statement shall be prepared in accordance with GAAP applied consistently with the application thereof in the Financial Statements (to the extent that such Financial Statements complied with GAAP). The term "CLOSING WORKING CAPITAL" means, as of the Closing Date, the difference between (A) the Company's current assets less (i) cash and cash equivalents, (ii) interest receivables and (iii) current portion of notes, and (B) the Company's current liabilities less (i) short term notes payable, (ii) current portion of long term debt, (iii) current portion of long term leases, (iv) notes payable to Shareholders and (v) accrued interest.

            (b) Buyer shall deliver a copy of the Closing Working Capital Statement to the Shareholder Representative promptly after it has been prepared. After receipt of the Closing Working Capital Statement, the Shareholder Representative shall have 30 days to review the Closing Working Capital Statement, together with the work papers used in the preparation thereof. Buyer shall (i) provide the Shareholder Representative and its Representatives reasonable access during normal business hours to all relevant work papers, trial balances and other financial information to the extent necessary or useful to complete their review of the Closing Working Capital Statement, and (ii) cooperate with the Shareholder Representative's and its Representatives' reasonable requests with respect to the review of the Closing Working Capital Statement, including by providing on a timely basis all information necessary or useful in reviewing the Closing Working Capital Statement. Unless the Shareholder Representative delivers written notice to Buyer on or prior to the 30th day after the Shareholder Representative's receipt of the Closing Working Capital Statement specifying in reasonable detail the amount, nature and basis of all disputed items, the Shareholder Representative shall be deemed to have accepted and agreed to the calculation of the Closing Working Capital on behalf of all Shareholders. If the Shareholder Representative (or one of its Representatives) notifies Buyer of an objection to the calculation of the Closing Working Capital, the Shareholder Representative and Buyer shall, within 20 days (or such longer period as the parties may agree in writing) following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive (other than as a result of manifest error or fraud).

            (c) If, at the conclusion of the Resolution Period, there are any amounts remaining in dispute, then such amounts remaining in dispute shall be submitted to the Chicago, Illinois office of Deloitte & Touche or another nationally recognized public accounting firm agreed by Buyer and the Shareholder Representative (the "NEUTRAL AUDITORS"). Buyer and the Shareholder Representative (on behalf of all Shareholders) shall execute, if requested by the Neutral Auditors, a reasonable engagement letter, including customary indemnities. The Neutral Auditors shall act as an arbitrator to determine, based solely on the provisions of this Section 2.9 and the presentations by the Shareholder Representative and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of the dispute being submitted for their determination, shall be set forth in a written statement delivered to the Shareholder Representative and Buyer and shall be final, non- appealable and binding on the parties hereto, absent manifest error or fraud. A judgment of a court of competent jurisdiction may be entered upon the Neutral Auditors' determination. The Neutral Auditors shall have exclusive jurisdiction over, and resort to the Neutral Auditors as provided in this Section 2.9(c) shall be the only recourse and remedy of the parties against one another with respect to, any disputes arising out of or relating to the adjustments pursuant to this Section 2.9(c). The fees, costs and expenses of the Neutral Auditors shall be borne by Buyer, on the one hand, and by the Shareholder Representative, on the other, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Shareholder Representative claims that the Closing Working Capital is $1,000 greater than the amount determined by Buyer, and Buyer contests only $500 of the amount claimed by the Shareholder Representative, and if the Neutral Auditors ultimately resolve the dispute by awarding the Shareholders $300 of the $500 contested, then the costs and expenses of the Neutral Auditors will be allocated 60% (i.e., 300 -- 500) to Buyer and 40% (i.e., 200 +/- 500) to the
Shareholders. The term "FINAL CLOSING WORKING CAPITAL" shall mean the definitive Closing Working Capital agreed to (or deemed to be agreed to) by Buyer and the Shareholder Representative in accordance with Section 2.9(b) hereof or resulting from the determinations made by the Neutral Auditors in accordance with this
Section 2.9(c) (in addition to those items theretofore agreed to by the Shareholder Representative and Buyer).

            (d) In the event the Final Closing Working Capital

                  (i) exceeds the Target Working Capital, the Company shall pay the excess to the Shareholders pro rata based upon each Shareholder's Ownership Percentage and the Escrow Agent shall pay the Working Capital Holdback Amount out of the Escrow Account to the Shareholders pro rata based upon each Shareholder's Ownership Percentage;

                  (ii) is less than the Target Working Capital (the difference between the Target Working Capital and the Final Closing Working Capital, the "WORKING CAPITAL SHORTFALL") and the Working Capital Shortfall is less than or equal to the Working Capital Holdback Amount, the Working Capital Shortfall shall be paid to the Company by the Escrow Agent out of the Escrow Account and the balance of the Working Capital Holdback Amount, if any, shall be paid to the Shareholders, pro rata based on each Shareholder's Ownership Percentage, by the Escrow Agent out of the Escrow Account; or

                  (iii) is less than the Target Working Capital and the Working Capital Shortfall is greater than the Working Capital Holdback Amount, the Working Capital Holdback Amount shall be paid to the Company by the Escrow Agent out of the Escrow Account and the Shareholders shall pay the difference between the Working Capital Shortfall and the Working Capital Holdback Amount to the Company pro rata based upon each Shareholder's Ownership Percentage.

      All payments made pursuant to this Section 2.9 shall be made by wire transfer of immediately available funds within five (5) days of the determination of the Final Closing Working Capital to accounts previously designated in writing by Buyer and the Shareholder Representative, and shall include interest at a rate equal to the rate at which interest accrues on the Working Capital Holdback Amount in the Escrow Account between the Closing Date and the date of payment. In no event shall any portion of the Indemnification Holdback Amount or the Solvay Environmental Indemnification Holdback Amount be applied toward the satisfaction, in whole or in part, of the Working Capital Shortfall.

                                  ARTICLE III
                                     CLOSING

      3.1 Closing Date. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be consummated at 10:00 A.M., local time, two Business Days after the conditions set forth in Articles IX and X have been satisfied or waived, or such later time or date as may be agreed upon by Buyer and the Shareholder Representative, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 or at such other place as shall be agreed upon by Buyer and the Shareholder Representative; provided, however, that the parties hereto will use their commercially reasonable efforts to take, or cause to be taken, all actions necessary to make effective and consummate the transactions contemplated by this Agreement on or prior to November 14, 2003; provided, further, that nothing in this Agreement shall obligate (x) Buyer to draw down the Bridge Financing prior to December 23, 2003 or (y) any party to waive any condition to the obligation of such party under this Agreement. The time and date on which the Closing is actually held is sometimes referred to herein as the "CLOSING DATE."

      3.2 Payment of Per Share Merger Consideration. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing, Buyer shall pay the Per Share Paid Out Merger Consideration with respect to all of the Company Securities.

      3.3 Buyer's and Sub's Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing, each of Buyer and Sub shall (or, in the case of the Real Estate Purchase Agreements, shall cause its designees
to) deliver to the Shareholder Representative all the following:

            (a) A certificate of good standing for each of Buyer and Sub issued as of a recent date by the Secretary of State of the State of Delaware;

            (b) A certificate of the secretary of each of Buyer and Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to the certificate of incorporation of Buyer or Sub since a specified date; (ii) the bylaws of Buyer and Sub; (iii) the resolutions of the Board of Directors of Buyer and Sub authorizing the execution and performance of this Agreement and the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Buyer and Sub executing this Agreement and any Buyer Ancillary Agreement;

            (c) The certificate contemplated by Section 10.1, duly executed by an officer of each of Buyer and Sub;

            (d) An amendment in the form attached hereto as Exhibit G, amending the existing lease of the Chicago Ridge Corporate Office, to extend the term thereunder for a period of six months after the Closing Date (the "TRANSITION LEASE"), duly executed by Buyer;

            (e) A lease in the form attached hereto as Exhibit H relating to the Chicago Ridge Tool Shop (the "SHOP LEASE"), duly executed by Buyer;

            (f) A Real Estate Purchase Agreement with respect to each of the Transferred Real Properties, duly executed by Buyer (or its designees) as contemplated by Section 7.9;

            (g) The Escrow Agreement, duly executed by Buyer; and

            (h) Such other documents and instruments as may be required by any other provision of this Agreement or as may be reasonably requested by counsel to the Shareholders to consummate the transactions contemplated by this Agreement and any Buyer Ancillary Agreement.

      3.4 The Company's and Shareholders' Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article X, at Closing, the Company, the Shareholders and the Real Estate Sellers, as the case may be, shall deliver to Buyer and Sub all the following:

            (a) Stock certificates evidencing the Company Securities;

            (b) A certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Illinois and each state in which the Company is required to do business as a foreign corporation;

            (c) A certificate of the secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) no amendments to the articles of incorporation of the Company since a specified date; (ii) the bylaws of the Company; (iii) the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement, the Company Ancillary Agreements, and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of the Company executing this Agreement and any Company Ancillary Agreement;

            (d) The certificate contemplated by Section 9.1, duly executed by the authorized officer of the Company;

            (e) The resignations of all of the directors and officers of the Company effective as of the Closing Date.

            (f) The stock books, stock ledgers, minute books, corporate seal and other books and records of the Company;

            (g) The Transition Lease, duly executed by the lessor thereunder;

            (h) The Shop Lease, duly executed by the lessor thereunder;

            (i) Agreements terminating the leases to the Leased Real Properties as contemplated by Section 7.11, duly executed by the Company and the lessor thereunder;

            (j) A Real Estate Purchase Agreement with respect to each Transferred Real Property as contemplated by Section 7.9 and any and all deeds, assignments, bills of sale, transfer forms, transfer tax forms and all other documents in connection with the sales and conveyances as contemplated by the Real Estate Purchase Agreements executed by the Real Estate Sellers thereunder;

            (k) Pay-off letters with respect to the Funded Indebtedness as contemplated by Section 2.8(a);

            (l) The Funded Obligations Schedule;

            (m) Cancelled notes with respect to the Related Party Receivable Amount;

            (n) Forms 8023 and 8883 and any other form or document required to give effect to the Section 338(h)(10) Election, executed by all of the Shareholders;

            (o) The Escrow Agreement, duly executed by the Shareholder Representative; and

            (p) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be requested by counsel to Buyer to consummate the transactions contemplated by this Agreement and any Company Ancillary Agreement or Shareholder Ancillary Agreement.

      3.5 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Company Securities thereafter on the records of the Company.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           REGARDING THE SHAREHOLDERS

      As an inducement to Buyer and Sub to enter into this Agreement and the Real Estate Purchase Agreements, and to consummate the transactions contemplated hereby and thereby, each Shareholder, with respect to himself, herself, or itself only, severally, and not jointly, represents and warrants to Buyer and Sub that all of the statements contained in this Article IV are true as of the date of this Agreement and as of the Closing Date (or, if made as of a specific date, as of such date):

      4.1 Authority of Shareholder. Such Shareholder has full legal right, power, capacity and authority to enter into this Agreement and each Shareholder Ancillary Agreement to which he, she or it is a party, and perform his, her or its obligations hereunder and each of the Shareholder Ancillary Agreements to which he, she or it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Shareholder Ancillary Agreements to which such Shareholder is a party has been, or at Closing will be, duly executed and delivered by such Shareholder and does constitute, or at Closing will constitute, a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. The execution and delivery of this Agreement and each Shareholder Ancillary Agreement to which such Shareholder is a party will not (i) violate or conflict with any Requirements of Law or Court Order which is applicable to, binding upon or enforceable against such Shareholder or (ii) violate or constitute a default, or require a notice and/or consent under, any mortgage, lease, contract or agreement to which such Shareholder is a party or by which such Shareholder's assets or properties are bound.

      4.2 Ownership of Company Securities. The shares of Company Securities listed on Schedule 5.5 of the schedules to this Agreement (the "COMPANY DISCLOSURE SCHEDULES") opposite such Shareholder's name: (i) are owned on the date of this Agreement legally, beneficially and of record by such Shareholder, and such Shareholder has good and marketable title to such shares, free and clear of any Encumbrances, and (ii) will be owned legally, beneficially and of record immediately prior to the Closing by such Shareholder, free and clear of any Encumbrance. Except for the Shareholders' Agreement dated April 1, 2003 (the "SHAREHOLDERS' AGREEMENT"), such Shareholder has not granted to any Person any rights (including without limitation proxy rights or options with respect to any Company Securities) and such Shareholder is not a party to any voting trust or other agreement or understanding with respect to such shares of Company Securities. Such Shareholder has no claim against the Company or any of its officers, directors, the other Shareholders or any other Person with respect to the issuance of any shares of capital stock of the Company.

      4.3 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by such Shareholder or each of the Shareholder Ancillary Agreements to which he, she or it is a party nor delivery and performance of this Agreement or each of the Shareholder Ancillary Agreements to which he, she or it is a party, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance by such Shareholder with or fulfillment by such Shareholder of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any Encumbrance, under (1) the charter or bylaws or other governing instruments of such Shareholder, if applicable, (2) any of the terms, conditions or provisions of any contract, agreement, commitment, undertaking, or understanding or arrangement (whether written or oral) to which such Shareholder is a party, (3) any Court Order to which such Shareholder is a party or by which such Shareholder or any of its assets or properties are bound, or (4) any Requirements of Laws affecting such shareholder or any of its assets or properties, except in the cases of clauses (2)-(4) above as would not have or be reasonably expected to have a material adverse effect on the ability of such Shareholder to perform its obligations under this Agreement and each Shareholder Ancillary Agreement to which such Shareholder is a party.

      4.4 No Finder. Except for Robert W. Baird & Co., whose fees will be paid by the Shareholders, neither such Shareholder nor any Person acting on its behalf has paid, become obligated to pay or will become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      4.5 Insolvency. Such Shareholder has not (i) commenced a voluntary case, or had entered against it a petition for relief under any federal bankruptcy act or similar petition order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its asset, or (iii) made an assignment for the benefit of creditors.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY

      As an inducement to Buyer and Sub to enter into this Agreement and the Real Estate Purchase Agreements and to consummate the transactions contemplated hereby and thereby, the Company, on behalf of the Shareholders and the Real Estate Sellers, represents and warrants to Buyer and Sub that all of the statements contained in this Article V, as modified by the disclosures and exceptions set forth in the Company Disclosure Schedules, are true as of the date of this Agreement and as of the Closing Date (or, if made as of a specific date, as of such date):

      5.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has been duly qualified as a foreign corporation for the transaction of business in, and is in good standing in, each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect and the Company can become so qualified in such jurisdiction without the occurrence of a Material Adverse Effect. Schedule 5.1 lists all of the states or other jurisdictions where the Company is qualified or licensed as a foreign corporation. The Company has full power and authority to own or lease and to operate its assets and properties and to carry on its business as now conducted.

      5.2 Subsidiaries and Investments. The Company does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity or (ii) control any corporation, partnership, joint venture or other entity.

      5.3 Authority of the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Company Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Company Ancillary Agreements by the Company and the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of the Company and do not require any further authorization or consent of the Company or the Shareholders, subject to the approval of this Agreement by the Shareholders. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms and each of the Company Ancillary Agreements has been duly authorized by the Company and upon execution and delivery by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

      Except as set forth in Schedule 5.3 neither the execution and delivery of this Agreement by the Company or the Shareholders or any Company Ancillary Agreement by the Company, nor delivery and performance of this Agreement or any Company Ancillary Agreement, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance by the Company or Shareholders with or fulfillment by any of them of the terms, conditions and provisions hereof or thereof will:

            (a) Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance, under (1) the charter or bylaws of the Company, (2) any Designated Contract, (3) any Court Order to which the Company is a party or by which the Company or any of its assets or properties are bound, or (4) any Requirements of Laws affecting the Company or any of its assets or properties, except in the cases of clauses (2)-(4) above as would not have or be reasonably expected to have a Material Adverse Effect; or

            (b) Except for any applicable requirements under the Antitrust Improvements Act, require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any Governmental Body, the failure to obtain or make which would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

      5.4 Capitalization. The authorized capital stock of the Company consists of: (i) 50,000 shares of Class A Common Stock, of which 536 shares are issued and outstanding; and (ii) 50,000 shares of Class B Common Stock, of which 5,007.03 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No rights of first refusal exist with respect to the shares of capital stock of the Company, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth above, as of the date hereof, (x) there are no shares of capital stock of the Company authorized, issued or outstanding and (y) there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights pursuant to any agreement of the Company. Except for the Shareholders' Agreement and the Restricted Stock Plan dated May 1, 2000, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

      5.5 Shareholders of the Company. Schedule 5.5 sets forth, with respect to the Company, (i) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholders are the holders of 100% of the issued and outstanding shares of capital stock of the Company. Except as set forth on Schedule 5.5, such shares are not subject to any voting trust agreement, proxy or other Contract.

      5.6 Records. Copies of the articles of incorporation and bylaws of the Company have been provided to Buyer and such copies are true, accurate and complete and reflect all amendments made through the date of this Agreement. The stock ledgers of the Company have been provided to Buyer and contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

      5.7 Financial Statements. Schedule 5.7 contains (i) the balance sheet of the Company as of December 31, 2001 and December 31, 2002 and the related statements of income and retained earnings and cash flows for the years then ended audited by the independent certified public accounting firm regularly engaged by the Company to prepare its year-end financial statement (the "AUDITED FINANCIAL STATEMENTS"); and (ii) the unaudited balance sheet as of August 24, 2003 and the related statement of income for the fiscal eight months then ended (the "INTERIM FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). Except as set forth therein or in the notes thereto and, in the case of the Interim Financial Statements, except for normal year end accruals, the Financial Statements have been prepared in conformity with GAAP consistently applied, and the Financial Statements present fairly the financial position and results of operations of the Company as of the dates and for the periods covered thereby.

      5.8 Company Debt. (a) No Indebtedness of the Company contains any material restriction upon (i) the prepayment of Indebtedness of the Company, (ii) the incurrence of Indebtedness by the Company or (iii) the ability of the Company to grant any material lien on the properties or assets of the Company. Schedule 5.8 sets forth, as of August 24, 2003, the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness, including any Capital Lease, of the Company.

            (b) As of the Closing, and immediately prior to any repayment of the Funded Indebtedness, the Company will not have any Indebtedness other than the Funded Indebtedness and the Capital Leases.

      5.9 Operations Since the Balance Sheet Date. Except as (a) set forth in
Schedule 5.9(a), or (b) in the case of clause (ii) only, expressly required by this Agreement, since the Balance Sheet Date, (i) no event, circumstance, or condition has occurred that individually or in the aggregate with other events, circumstances and conditions, has had or would reasonably be expected to have a Material Adverse Effect and, since August 24, 2003, (ii) the Company has not taken action that, if taken after the date hereof, would constitute a violation of Section 7.4.

      5.10 No Undisclosed Liabilities. Except as set forth in Schedule 5.10, and for the liabilities and obligations (i) for which adequate reserves have been recorded on the Balance Sheet or which are reflected in the footnotes thereto and for which reserves are not required under GAAP, or (ii) incurred in the ordinary course of business since the Balance Sheet Date which do not, and would not reasonably be expected to, individually or in the aggregate, have a

Material Adverse Effect, the Company has not incurred any liabilities or obligations, whether absolute or contingent, matured or unmatured, or otherwise.

      5.11 Inventories. The inventories of the Company (including raw materials, supplies, work-in-process, finished goods and other materials) are of a quality and quantity usable and/or saleable in the ordinary course of business of the Company. The values of the inventory are reflected in the Balance Sheet, reflect the normal inventory valuation policies of the Company, and were determined at the lower of cost or market in accordance with the LIFO method of accounting pursuant to GAAP, consistently applied.

      5.12 Receivables and Payables. Except for receivables constituting the Related Party Receivable Amount, all notes and accounts receivable and accounts payable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice. All notes and accounts receivable of the Company are reflected properly on its books and records.

      5.13 Compliance with Laws and Governmental Permits.

            (a) The Company has complied in a timely manner and is currently in compliance in all respects with all Requirements of Laws and Court Orders that apply to the business, properties or assets of the Company, except such instances of non-compliance that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

            (b) The Company owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Company Assets and the Leased Assets and to carry on and conduct its business as currently conducted (herein collectively called "GOVERNMENTAL PERMITS"), except for such Governmental Permits as to which the failure to own, hold or possess would not have or be reasonably expected to have a Material Adverse Effect. Schedule 5.13 sets forth a list and brief description of each Governmental Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof.

            (c) The Company has performed its obligations under each Governmental Permit, and no Basis exists by reason of any action or omission by or on behalf of the Company or, to the Company's knowledge, by reason of any action or omission by or on behalf of any third party, which constitutes or, after notice or lapse of time or both, would constitute, a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit, revocation or termination of any such Governmental Permit, or which would have or be reasonably expected to have a material adverse effect on the rights of the Company under any such Governmental Permit. No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, the Company, including notice of any proceeding in respect thereof. Each Governmental Permit is valid, subsisting and in full force and effect and the consummation of the transactions contemplated hereby will not result in the occurrence of any breach, default or forfeiture of rights thereunder, or require the consent, approval, or act of, or the making of any filing with, any Governmental Body.

      5.14 Assets. The Company's machinery, equipment and other Company Assets and Leased Assets used in the Business are in good working order and repair in all material respects, ordinary wear and tear and ordinary course maintenance and replacement excepted. The Company has good and marketable title to all of the Company's tangible personal property, free and clear of any Encumbrances except for Permitted Encumbrances. The Company Assets, including the Company Intellectual Property, and the Leased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted.

      5.15 Personal Property Leases. Schedule 5.15 contains a brief description of each lease or other Contract with an annual rent exceeding $100,000 (including in each case the annual rent, the expiration date thereof and a brief description of the property covered), under which the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and used in or relating to the Company's business (an "EQUIPMENT LEASE"). The assets being leased pursuant to the Equipment Leases are in good working order and repair in all material respects, ordinary wear and tear and ordinary course maintenance and replacement excepted. The Company has complied in all material respects with the terms and conditions of each Equipment Lease and, to the Company's knowledge, all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Equipment Lease. The Company is not, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any Equipment Lease.

      5.16 Intellectual Property.

            (a) The Company owns all right, title, and interest in (free and clear of all Encumbrances) ("OWNED INTELLECTUAL PROPERTY"), or is licensed or otherwise possesses legally enforceable and unencumbered rights to use in the manner in which it is using it, all Company Intellectual Property, and the Company Intellectual Property is sufficient to enable the Company to conduct its business as currently conducted and proposed to be conducted and the consummation of the transactions contemplated hereby will not alter or impair such rights.

            (b) Schedule 5.16(b) lists (i) all patents and patent applications and all registered and material unregistered trademarks, trade names and service marks, registered and material unregistered copyrights, and mask works included in the Company Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed; (ii) all licenses, sublicenses and other agreements to which the Company is a party pursuant to which any Person is authorized to use any Company Intellectual Property (excluding commercially available, off-the-shelf software); and (iii) all licenses, sublicenses and other agreements to which the Company is a party pursuant to which the Company is authorized to use any third-party (including without limitation for the purposes of this Section 5.16 any Employees) Company Intellectual Property which is not Owned Intellectual Property, or which is incorporated in, is, or forms a part of, any product, process or service of the Company (excluding commercially available, off-the-shelf software, including, for each such item, an identification of the Intellectual Property that the Company is authorized to use and the product, process, or service in which it is used or is currently proposed to be used) ("LICENSED INTELLECTUAL PROPERTY RIGHTS"). No royalties or other continuing payment obligations are due in respect of Licensed Intellectual Property Rights. All patents and registrations or applications therefor included in Company Intellectual Property are valid and subsisting and in full force and effect and are applied for and owned in the name of the Company.

            (c) The Company is not, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to Licensed Intellectual Property Rights or other Company Intellectual Property.

            (d) The Company and the operation of the Business as presently conducted and proposed to be conducted, does not dilute, misuse, infringe, misappropriate or otherwise come into conflict with any Intellectual Property of any other Person (including without limitation any Employee), except for such dilutions, misuses, infringements, misappropriations or other conflicts which, individually or in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect. No charge, complaint, demand, notice or claim is pending or has been made to such effect and the Company has not received written notice so alleging (including any claim that the Company must license or refrain from using any Intellectual Property of any other such Person). No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Company's knowledge, threatened, that challenges the legality, validity, enforceability, use or ownership of any item of Company Intellectual Property, nor is any Company Intellectual Property subject to any outstanding injunction, judgment, order, decree, ruling or charge.

            (e) To the Company's knowledge, no third party has interfered with, infringed upon, misappropriated, misused, diluted or otherwise come into conflict with any Company Intellectual Property.

      5.17 Real Property and Real Property Leases.

            (a) Schedule 5.17(a) contains a true, complete and correct list (designating the relevant owners) of all real property (other than the Owned Real Properties) leased, subleased or occupied by the Company in connection with the operation of the Business as tenant (the "LEASED REAL PROPERTIES") and the Company has delivered to Buyer true, correct and complete copies of the leases for all of the Leased Real Properties (the "REAL PROPERTY LEASES"). Except for the Transition Lease, all of the Real Property Leases will be terminated as of the Closing Date, and any and all liability under the Real Property Leases will be extinguished except as provided in the Lease Termination Agreements. Except for the Transition Lease and the Shop Lease, all of the real property that is the subject of the Real Property Leases will be conveyed to Buyer or its designees pursuant to the Real Estate Purchase Agreements.

            (b) Schedule 5.17(b) contains a true, complete and correct list of all real property legally or beneficially owned by the Company (the "OWNED REAL PROPERTIES").

            (c) Except as set forth on Schedule 5.17(c), with respect to each parcel constituting the Real Properties:

                  (i) The Company, the Shareholders and the Real Estate Sellers have not received written notice of any pending or threatened condemnation, eminent domain or similar proceedings with respect to the Real Properties and have no knowledge that any such proceedings are threatened or contemplated.

                  (ii) Except for Permitted Encumbrances, there are no Contracts granting to any party or parties (other than the Company) the right of use or occupancy of any portion of the Real Properties. There are no outstanding options or rights of first refusal to purchase any parcel of the Real Properties.

                  (iii) All improvements and buildings on the Real Properties are in good repair, ordinary wear and tear excepted; and the structural components and systems (including plumbing, electrical, air conditioning/heating and sprinklers) are in good working order in all material respects, ordinary wear and tear and ordinary course maintenance and replacement excepted.

                  (iv) The Company has title to the Owned Real Properties, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or character, other than the Permitted Encumbrances.

                  (v) Neither the Company nor any Real Estate Seller or Affiliate thereof has requested, and, to the knowledge of the Company, there is no pending request for, rezoning of the Owned Real Properties or any other zoning variance for the Owned Real Properties.

                  (vi) Schedule 5.17(c)(vi) sets forth a list of all material work in progress at the Real Properties.

                  (vii) There are no material pending tax certiorari proceedings with respect to the Real Properties, or any tax abatements or exemptions affecting the Real Properties. Neither the Company, nor any Real Estate Seller nor any Affiliate has received in the twelve months prior to the Closing Date any notice of, or has any knowledge of, any proposed increase in the assessed valuation of the Real Properties or of any proposed public improvement assessment.

                  (viii) Within the past two years, no casualty has occurred at the Real Properties.

      5.18 Employees and Related Agreements; ERISA.

            (a) List of Plans. Schedule 5.18(a) contains a true and complete list of each Company Benefit Plan and each Employee Agreement. The Company has no plan or commitment, whether legally binding or not, to establish any new Company Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Company Benefit Plan or Employee Agreement (except to the extent required by law as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.

            (b) Documents. The Company has provided to Buyer (i) current, accurate and complete copies of all documents embodying each Company Benefit Plan and each Employee Agreement, including all amendments thereto, and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation Section 2520.104-23, if any, filed for each Company Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of
Section 401(a) of the Code; (vi) if the Company Benefit Plan is funded, the most recent annual and periodic accounting of Company Benefit Plan assets; (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan; and (viii) all material communications to any Employee or Employees relating to each Company Benefit Plan.

            (c) Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under each Company Benefit Plan and Employee Agreement and is not in default under or in violation of any Company Benefit Plan or Employee

Agreement; (ii) each Company Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all Requirements of Law; (iii) each Company Benefit Plan intended to qualify under
Section 401 of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and, to the Company's knowledge, no circumstances exist which could reasonably be expected to adversely affect this qualification or exemption; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Company Benefit Plan; (v) there are no actions, proceedings, arbitrations, suits or claims pending or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits), with respect to any Company Benefit Plan or Employee Agreement; (vi) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code; (vii) each Company Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Company, other than for accrued benefits; (viii) no Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or other governmental authority and, to the knowledge of the Company, no such audit or investigation is pending or threatened; (ix) no liability under any Company Benefit Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding; (x) the Company has timely deposited and transmitted all amounts withheld from Employees for contributions or premium payments for each Company Benefit Plan into the appropriate trusts or accounts; (xi) each Company Benefit Plan that allows loans to plan participants has been operated in all material respects in accordance with the plan's written loan policy; in addition, all outstanding loans from such Company Benefit Plans are current as of the Closing Date, and there are no loans in default; and (xii) the Company has either amended each Company Benefit Plan intended to be qualified under Section 401(a) of the Code for new GUST law changes within the remedial amendment period under Code Section 401(b) or by December 31, 2001, certified its intention to adopt a GUST plan.

            (d) Pension Plans. The Company does not presently sponsor, maintain, contribute to, is not required to contribute to, has no liability in respect of, and has never sponsored, maintained, contributed to, nor had any liability in respect of, or been required to contribute to, an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, or a "multiple employer plan" (within the meaning of Section 413 of the Code).

            (e) No Post-Employment Obligations. The Company (i) does not maintain or contribute to any Company Benefit Plan that provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his retirement or termination of employment, except as may be required by Section 4980B of the

Code; and (ii) does not have any obligation or agreement (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 49 of the Code.

            (f) Effect of Transaction. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan, Employee Agreement, trust or loan or otherwise that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Company, Buyer or any of their respective Affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

            (g) 501(c)(9) Trust. No Company Benefit Plan or Employee Agreement is funded by a trust described in Section 501(c)(9) of the Code.

            (h) Controlled Group Liability. The Company is not and has never been (i) a member of a "controlled group of corporations," or an "affiliated service group" within the meanings of Sections 414 (b) or (m) of the Code, (ii) required to be aggregated with any Person under Section 414(o) of the Code; or
(iii) under "common control," with any Person within the meaning of Section 4001(a)(14) of ERISA or Section 414(c) of the Code.

            (i) HIPAA. The Company has complied in all material respects with the requirements of the HIPAA Medical Privacy Regulations with respect to each Company Benefit Plan that is subject to such requirements and with respect to the Company's status as a "covered entity" as defined therein.

      5.19 Labor and Employment Matters.

      (a) Except as set forth in Schedule 5.19(a), the Company has complied in all material respects with all Requirements of Law which relate to employment, prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, including, but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act of 1988, the Americans with Disability Act, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act, and the Pregnancy Discrimination Act (each act, as amended). To the Company's knowledge, the Company does not employ any un-documented non-United States citizens. The Company believes that its relations with its employees are satisfactory. No work stoppage or labor strike against the Company is pending or threatened. No Employees are currently represented by any labor union for purposes of collective bargaining and no activities the purpose of which is to achieve such representation of all or some of such Employees are ongoing or, to the Company's knowledge, threatened.

            (b) Except as set forth in Schedule 5.19(b), (i) to the Company's knowledge, neither the Company nor any of the Shareholders is involved in any transaction or other situation with any Employees or Affiliates of the Company which may be generally characterized as a conflict of interest including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Company, and (ii) there is no situation which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws, or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

            (c) Schedule 5.19(c) contains a complete list of each Employee who has experienced an "employment loss" within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN ACT") during the last 90 days.

            (d) The Company has not classified any individual as an "independent contractor" or of similar status who, according to a Company Benefit Plan or the law of the jurisdiction, should have been classified as an employee or of similar status. The Company has no liability, actual or contingent, by reason of any individual who provides or provided services to the Company or any of its Affiliates, in any capacity, who was improperly excluded from participating in any Company Benefit Plan.

      5.20 Insurance. Schedule 5.20 contains a complete and accurate list of all liability, property, workers' compensation, directors' and officers' liability, "key man" life and other insurance policies in effect that are owned by the Company or under which the Company is a named insured (the "INSURANCE CONTRACTS"). The Company previously has delivered or otherwise made available to Buyer all Insurance Contracts. There is no claim pending under any such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds and such policies and bonds and the coverages thereunder are in full force and effect. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

      5.21 Contracts. Schedule 5.21 sets forth a complete and correct list of the following Contracts (the "DESIGNATED CONTRACTS") to which the Company is a party or under which it is otherwise bound by the terms thereof:

            (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guarantees, indemnification agreements or other sources of liability (whether or not contingent) in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same;

            (b) agreements pursuant to which the Company is purchasing or selling products or services in excess of $500,000 annually;

            (c) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same involving payments in excess of $100,000 annually;

            (d) the Equipment Leases;

            (e) any Contract relating to pending capital expenditures by the Company in excess of $100,000;

            (f) any Contract with a Shareholder or Affiliate of the Company;

            (g) any agreement that restricts the Company from engaging in the Business anywhere in the world;

            (h) any powers of attorney (other than a power of attorney given in the ordinary course of business with respect to routine Tax matters);

            (i) any Contract that relates to any material acquisition, divestiture, merger or similar transaction that has not been consummated or that has been consummated, but contains representations, warranties, covenants, indemnities or other obligations that are still in effect; and

            (j) other Contracts, not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Company Disclosure Schedules and involving payments in excess of $100,000 individually.

       Except as set forth on Schedule 5.21, the Company has complied in all material respects with the terms and conditions of each Designated Contract and, to the Company's knowledge, the other party thereto has complied in all material respects with the terms and conditions of the Designated Contracts, and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on Schedule 5.21, no event has occurred which constitutes, or, after notice or the passage of time, or both, would constitute, a material default by the Company under any Designated Contract and, to the Company's knowledge, no such event has occurred which constitutes or would constitute a material default by any other party.

      5.22 Taxes. The Company has properly elected to be an S corporation pursuant to Section 1362 of the Code and for federal income tax purposes, is and has been properly classified as an "S Corporation" under Section 1361(a) of the Code and the Treasury Regulations promulgated thereunder (and any applicable predecessor provisions) for all periods ended on or after January 1, 1987, and has been so classified for state and local purposes pursuant to analogous state and local provisions for the periods and the jurisdictions listed on Schedule
5.22. Except as set forth in Schedule 5.22 hereto, all Tax Returns required to be filed with respect to the Company, or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance in all material respects with all applicable laws and regulations, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes due and payable by or with respect to the Company have been paid or accrued on its books and records as of the Closing. Except as set forth in Schedule 5.22 hereto: (i) with respect to each taxable period of the Company, no taxable period has been audited by the relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Company's knowledge, threatened against or with respect to the Company regarding Taxes; (vi) there are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company;
(vii) no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxes assessed by such jurisdiction, except for any claim which has been fully resolved; (viii) the Company will not be subject to any Taxes for the period ending at the Closing Date for any period for which a Tax Return has not been filed that are imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); (ix) prior to the date hereof, the Company has made available to Buyer complete copies of all Tax Returns filed by the Company, revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of the Company, and tax rulings, requests for rulings, or closing agreements relating to the Company; (x) all amounts required to be collected or withheld by the Company with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted; (xi) the Company has not been a party to any Tax sharing agreement, has not taken any deduction or received any Tax benefit arising from participation in a tax shelter as defined for purposes of Section 6111(c) of the Code, and has not participated in a reportable transaction as defined in Treasury Regulation Section 1.6011 - 4(b) and (c)(3) or Treasury

Regulation Section 1.6011-4T(a) and (b) (as promulgated in T.D. 8877); (xii) the Company is not, nor has it ever been, a United States real property holding company within the meaning of Section 897(c)(2) of the Code; (xiii) the Company will not be required as a result of any adjustment under Section 481 of the Code, or any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign law), to include any item of income in, or exclude any item of deduction from, any Tax period ending on or after the Closing Date; and (xiv) the Company has not made any consent under
Section 341 of the Code and has not taken a deduction for Tax purposes that is subject to disallowance by reason of Section 163(e)(5) of the Code or any analogous provision of state, local or foreign law.

      5.23 Litigation or Regulatory Action. Except as set forth in Schedule
5.23:

            (a) There are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company in respect of the Company Assets, the Leased Assets, its properties or the Business nor, to the knowledge of the Company, is there any Basis for the same, and there is no lawsuit, suit or proceeding pending in which the Company is the plaintiff or claimant which relates to any Company Assets, Leased Assets or the Business; and

            (b) There is no action, lawsuit, claim, suit, inquiry or proceeding, pending or, to the knowledge of the Company, threatened which questions the legality, validity or propriety of this Agreement or the transactions contemplated by this Agreement.

      5.24 Environmental and Health/Safety Matters.

            (a) The operations of the Company are and have at all times been in compliance in all material respects with all applicable Environmental Laws. Neither the Company nor any of the Shareholders has received notice of any violation of, or liability under, any Environmental Laws or Court Orders applicable to the Company Assets, Leased Assets, the Real Properties or the Business;

            (b) The Company has in all material respects obtained, maintained and complied with all Governmental Permits required by Environmental Laws and necessary for the operation of the Business;

            (c) No Hazardous Substances have been generated, transported, stored, treated, recycled or otherwise handled in any way in the operation of the Company's business, except for inventories of raw materials and supplies used or to be used in the ordinary and normal course of operating the business (all of which were or are stored in all material respects in accordance with applicable Environmental Laws);

            (d) There are no locations not owned or operated by the Company where Hazardous Substances generated by the Company have been stored, treated, recycled or disposed of;

            (e) No Hazardous Substances generated by the Company are located on, contained in or otherwise form a part of the Property of the Company, except for inventories of raw materials and supplies used or to be used in the ordinary and normal course of operating the Business (all of which were or are stored in all material respects in accordance with applicable Environmental Laws);

            (f) There is no past or ongoing Release (except for federally permitted Releases) or condition of contamination by Hazardous Substances at, beneath or from any of the Properties, or at, beneath or from other locations where Hazardous Substances associated with the operation of the Business have been or are located;

            (g) The Company has not treated, stored for more than ninety (90) days, or disposed of any hazardous waste (as such term is used within the meaning of the RCRA or similar applicable state or municipal law) associated with the operation of the Business;

            (h) The Company has not received any notice from any Governmental Body or other Person advising that any of them is potentially responsible for Remedial Action (or costs thereof) with respect to a Release or threatened Release;

            (i) No underground storage tanks are or, to the Company's knowledge, ever were located on any properties owned or leased by the Company;

            (j) No Court Order, litigation, settlement or citation with respect to Hazardous Substances exists with respect to or in connection with the operation of the Company's business;

            (k) (i) To the Company's knowledge, there has been no environmental investigation conducted by any Governmental Body or with respect to the Properties or the operation of the Company's business; and (ii) the Company has furnished to Buyer copies of all environmental reports, audits or studies with respect to the Real Properties which are in its possession or under its reasonable control; and

            (l) There are no PCBs or asbestos which are located on, contained in or otherwise form a part of any of the Company Assets, the Leased Assets or the Real Properties, and no Basis exists for the imposition of liability with respect to asbestos containing material in any product of the Company or at or upon any Property or with respect to the Business.

      5.25 Product Warranty and Product Liability. Except as set forth on
Schedule 5.25, there are no product warranty or product liability claims pending or, to the Company's knowledge, threatened, against the Company and, to the Company's knowledge, there is no Basis for any such product warranty or product liability or other tort claim. Schedule 5.25 sets forth a complete and accurate list of all product liability and product warranty claims made against the Company within the past three (3) years.

      5.26 Bank Accounts. Schedule 5.26 contains a complete and accurate list of
(a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company, and who is authorized to draw on such accounts, or make withdrawals on such accounts or have access to such accounts or boxes.

      5.27 Customers and Suppliers. (a) Except as set forth on Schedule 5.27(a), since January 1, 2003, there has not been any material adverse change in the business relationship of the Company with any customer or customers who, individually or in the aggregate, accounted for more than 3.5% of the Company's net sales (on a consolidated basis) during (y) the year 2002 or (z) the period from January 1, 2003 to the date of this Agreement (a "MATERIAL CUSTOMER"). No Material Customer has advised the Company that it is (i) terminating or considering terminating its business relationship with the Company, (ii) materially reducing or planning to materially reduce, its future purchases from the Company (on a net basis taking into account any purchases of the Company's other existing products but not including purchases of newly developed products), or (iii) taking or considering taking any action or planning to take any action that would materially lower the Company's margin with respect to such Material Customer. Except as set forth on Schedule 5.27(a), (i) since January 1, 2003, the Company has not received actual notice that, and (ii) since August 24, 2003 the Company has not, to its knowledge, received notice that, any material customer is soliciting or considering soliciting bids from third parties for any material amount of goods or services currently purchased from the Company. No Material Customer has advised the Company that it intends to materially alter the terms of its business relationship with the Company. The Company currently maintains sufficient resin inventory to conduct its business as it has been, and is presently proposed to be, conducted. The Company has access to sufficient amounts of resin supply, purchasable at then prevailing market prices, necessary to conduct its business as it has been, and is presently proposed to be, conducted.

            (b) The Company has previously disclosed in writing to Buyer the current terms of any rebates or similar provisions with certain Material Customers and there is no current agreement or understanding to modify any of such terms.

      5.28 Disclosure.

            (a) None of (i) the representations or warranties of the Company contained herein, (ii) the information contained in the Company Disclosure Schedules referred to in Article V, or (iii) the certificate furnished by the Company pursuant to Section 3.4 of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

            (b) In connection with Buyer's investigation of the Company, Buyer may have received from the Company and its advisors certain projections and other forecasts. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts so furnished to it, and that Buyer shall have no claim against the Company or its advisors with respect thereto.

            (c) NONE OF THE COMPANY, THE SHAREHOLDERS, THE REAL ESTATE SELLERS OR THEIR ADVISORS MAKES ANY REPRESENTATION OR WARRANTY TO BUYER, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPANY, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO TITLE, OWNERSHIP, USE, POSSESSION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUANTITY, VALUE, CONDITION, LIABILITIES, OPERATION, CAPACITY, FUTURE RESULTS OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE REAL ESTATE PURCHASE AGREEMENTS AND THE OTHER COMPANY ANCILLARY AGREEMENTS AND THE SHAREHOLDER ANCILLARY AGREEMENTS. WITHOUT LIMITING THE FOREGOING, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF THE COMPANY OR SHAREHOLDERS MAKES ANY REPRESENTATION OR WARRANTY TO BUYER, EXPRESS OR IMPLIED, WITH RESPECT TO (A) THE INFORMATION SET FORTH IN THE CONFIDENTIAL MEMORANDUM DISTRIBUTED BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THE SALE OF THE COMPANY AND THE TRANSFERRED REAL PROPERTIES OR (B) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE COMPANY OR (C) INFORMATION COMMUNICATED OR PRESENTED IN ANY MANAGEMENT PRESENTATION TO BUYER.

      5.29 No Finder. Except for Robert W. Baird & Co., whose fees will be paid by the Shareholders, neither the Company nor any Person acting on its behalf has paid or become obligated to pay to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

      As an inducement to the Company, the Shareholders, and the Real Estate Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer and Sub hereby jointly and severally represent and warrant to the Company that all of the statements contained in this Article VI are true as of the date of this Agreement and as of the Closing Date (or, if made as of a specific date, as of such date):

      6.1 Organization of Buyer and Sub. Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

      6.2 Authority of Buyer. Each of Buyer and Sub has full power and authority to execute, deliver and perform this Agreement and Buyer Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action of Buyer and Sub and do not require any further authorization or consent of Buyer, Sub or their respective stockholders. This Agreement has been duly authorized, executed and delivered by each of Buyer and Sub and is the legal, valid and binding agreement of Buyer and Sub enforceable in accordance with its terms and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

      Neither the execution and delivery of this Agreement or of any Buyer Ancillary Agreements, nor delivery and performance of this Agreement or any Buyer Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

            (a) Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of Buyer's or Sub's assets, under (1) Buyer's or Sub's bylaws or articles of incorporation,
(2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer or Sub is a party or any of Buyer's or Sub's assets is subject or by which Buyer or Sub is bound, (3) any Court Order to which Buyer or Sub is a party or any of its assets is subject or by which Buyer or Sub is bound, or (4) any Requirements of Laws affecting Buyer, Sub or their respective assets, except in the cases of clauses (2)-(4) as would not have or be reasonably expected to have a material adverse effect on Buyer's or Sub's ability to consummate the transactions contemplated by this Agreement and the Buyer Ancillary Agreements; or

            (b) Except for any applicable requirements under the Antitrust Improvements Act, require the approval, consent, authorization or act of, or the making by Buyer or Sub of any declaration, filing or registration with, any Person.

      6.3 Securities Laws Representations.

            (a) Buyer is acquiring the Company Securities in good faith solely for its own account with the present intention of holding such Company Securities for purposes of investment, and Buyer is not acquiring the Company Securities with a view to or for subdivision, distribution, fractionalization or distribution thereof, in whole or in part, or as an underwriter or conduit to other beneficial owners or subsequent purchasers. Buyer is an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended (the "1933 ACT"). Buyer has such knowledge and experience in financial and business matters in general, and in investments in the Company Securities in particular, that it is capable of evaluating the merits, risks and other facets of the transactions contemplated by this Agreement.

            (b) Restricted. Buyer acknowledges and understands that (i) the Company Securities have not been registered under the 1933 Act, or qualified under the securities or "blue sky" laws of applicable states in reliance upon exemptions from registration or qualification thereunder, and (ii) the Company Securities may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered, except in compliance with the 1933 Act and such laws.

      6.4 Available Funds. Buyer has received debt and equity financing commitments that, when funded and together with funds provided by Buyer and the committed and undrawn funds under Buyer's current credit facilities, are sufficient to enable it to consummate the transactions contemplated by this Agreement and Buyer Ancillary Agreements. True and correct copies of the equity commitments are attached hereto as Exhibit I (the "EQUITY COMMITMENT LETTERS" and, together with the Bridge Financing Commitment Letter, the "COMMITMENT LETTERS") (such financing, the "FINANCING"). The Commitment Letters are not subject to any conditions other than as set forth therein, have been duly executed by all parties thereto, and are in full force and effect on the date hereof. Buyer is not aware of and does not anticipate any Basis upon which the conditions set forth in the Commitment Letters will not be fully satisfied on the Closing Date.

      6.5 Litigation. There is no action, suit or proceeding, at law or in equity, by any Person or any arbitration or any administrative or other proceeding before any Governmental Body, pending or, to the knowledge of Buyer, threatened in writing, which is reasonably likely to materially affect Buyer's or Sub's ability to consummate the transactions contemplated by this Agreement.

      6.6 No Finder. Except for Goldman, Sachs & Co. and J.P. Morgan Securities Co., and their respective affiliates, whose fees and expenses will be paid by Buyer, neither Buyer, Sub nor any Person acting on Buyer's or Sub's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      6.7 No Activities. Sub was formed solely for the purpose of engaging in a merger. Except for obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Sub has no obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) and has not engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person (other than this Agreement).

                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE CLOSING

      7.1 Investigation of the Business by Buyer.

            (a) The Company shall (i) afford to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) reasonable access to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company and shall cause its auditors to give Buyer access to the audit work papers relating to the years ended December 31, 2001 and 2002, to the extent reasonably obtainable, (ii) furnish to Buyer all information in the possession of the Company or any of the Shareholders concerning the Business as Buyer may reasonably request, (iii) instruct its Representatives to cooperate with Buyer in its investigation of the Business and (iv) afford access to the Real Properties for inspection, testing and other matters as set forth in the Real Estate Purchase Agreements; provided that Buyer and its Representatives shall not conduct any environmental sampling of the soil, groundwater and/or other environmental media of the sort commonly referred to as Phase II environmental work without the prior written consent of the Company. Buyer shall coordinate any requests for information and access to the Company through Robert W. Baird & Co., and any investigation or access shall be conducted in a manner and at times as mutually agreed by the Company and Buyer.

            (b) Each of Buyer and Sub will hold, and shall cause its Affiliates and their agents to hold, all documents and information concerning the Company furnished to them by the Company and its agents in connection with its investigation in accordance with Section 13.2.

      7.2 Preserve Accuracy of Representations and Warranties. The Company and the Shareholders shall refrain from taking any action which would render any representation or warranty contained in Articles IV or V of this Agreement inaccurate in any material respect as of the Closing Date. The Company or the Shareholders, as the case may be, shall promptly notify

Buyer and Sub of any action, suit or proceeding that shall be instituted or threatened against the Company or the Shareholders to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company shall promptly notify Buyer and Sub of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Company which would have been listed in Schedule 5.22 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

      7.3 Governmental Approvals. During the period prior to the Closing Date, the Company, the Shareholder Representative, Buyer and Sub shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to consummate the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 9.3; provided that the Company shall not make any agreement or understanding affecting its assets, property or business as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer and Sub.

      7.4 Operations Prior to the Closing Date.

            (a) The Company shall operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, the Company shall keep and maintain the Company Assets and the Leased Assets in good operating condition and repair and shall use its commercially reasonable efforts consistent with good business practice to (i) preserve the goodwill of and existing relationships with the suppliers, contractors, licensors, employees, customers and others having business relations with the Company, (ii) preserve intact its business organization, goodwill and ongoing operations, (iii) make capital expenditures substantially in compliance with its 2003 budget, (iv) retain the services of its key employees and (v) perform in all material respects its obligations under the Designated Contracts.

            (b) Notwithstanding Section 7.4(a), except as expressly contemplated by this Agreement or except with the express written approval of Buyer, which approval shall not be unreasonably withheld, the Company shall not:

                  (i) make any capital expenditure or enter into any Contract or commitment therefor other than as previously budgeted in the Company's 2003 budget;

                  (ii) enter into any Contract other than in the ordinary course of business consistent with past practice, or any Contract which is not terminable by the Company on no more than 30 days prior notice without payment or premium;

                  (iii) enter into any Contract for the purchase or lease of real property or the sale of any Real Properties;

                  (iv) sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Company's

      Assets, other than (1) inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, (2) Permitted Encumbrances, and
      (3) as contemplated by Section 7.11;

                  (v) cancel any debts owed to or claims held by the Company (including the settlement of any claims or litigation) other than in the ordinary course of business consistent with past practice;

                  (vi) create, incur or assume, or modify the terms of, or agree to create, incur, assume, or modify the terms of, any Indebtedness in an amount in excess of $100,000;

                  (vii) delay or accelerate payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

                  (viii) maintain the levels of raw materials, supplies, work-in-process or other material included in the inventory of the Company other than in accordance with historical business practices;

                  (ix) institute any increase in compensation or benefits to Employees other than salary or wage increases to non-executive employees in the ordinary course of business consistent with past practice, or adopt, award or terminate any Company Benefit Plan or enter into any Employee Agreement;

                  (x) amend or otherwise change its articles of incorporation or bylaws;

                  (xi) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of
      (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, or, (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                  (xii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock other than for distributions to pay taxes attributable to (i) the Company's income and/or (ii) the rental income related to the Leased Real Properties and as contemplated by Section 7.11;

                  (xiii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (xiv) (1) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, or (2) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse or otherwise, as an accommodation, become responsible for, the obligations of any Person, or make any loans or advances except in the ordinary course of business;

                  (xv) increase or accelerate the compensation payable or to become payable to its respective officers or directors, except as presently bound to do, or establish, adopt or enter into any collective bargaining agreement;

                  (xvi) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                  (xvii) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                  (xviii) increase or decrease prices charged to its respective customers, except for previously announced price changes or except in the ordinary course of business, or take any other action which might reasonably result in any material increase in the loss of customers through non-renewal or termination of contracts or other causes;

                  (xix) voluntarily permit any insurance policy naming the Company as a beneficiary or a loss payable payee to be cancelled or terminated prior to the Closing Date, except policies providing coverage for losses not in excess of $1,000,000 which are replaced without diminution of or gaps in coverage;

                  (xx) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (xxi) file any Tax Return or make any Tax election other than in a manner consistent with past practice or settle any audit with respect to a material amount of Taxes;

                  (xxii) make any loan to, or enter into any Contract with, any officer, director, employee, consultant or Shareholder (other than advances to such persons in the ordinary course of business in connection with salary, wages, travel and travel related expenses or other customary expenses);

                  (xxiii) enter into any transaction or Contract (other than in the ordinary course of business or pursuant to any Contract existing as of the date of this Agreement) that provides for aggregate future payments to or by the Company of more than $250,000 with respect to any particular transaction or Contract or more than $500,000 in the aggregate with respect to all such transactions and Contracts entered into by the Company after the date of this Agreement (or any material amendment to or termination of any material Contract), or fail to renew (to the extent such Contract can be unilaterally renewed by the Company) any material Contract, including, but not limited to, customer, supplier, distributor, licensing, or other material Contracts, to which the Company is a party (other than amendments or terminations of Contracts pursuant to or contemplated by this Agreement);

                  (xxiv) make or rescind any express or deemed election or take any other discretionary position relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of their methods of reporting income or deductions for Tax purposes, in each case, if such action could affect the Company's Taxes after the Closing Date; or

                  (xxv) agree, in writing or otherwise, to take or authorize any of the foregoing actions.

      7.5 No Solicitations. None of the Shareholders or the Company, or any of their respective Affiliates shall, nor shall they authorize or permit any Representative retained by or acting for or on behalf of the Shareholders, the Company or any of their respective Affiliates to, directly or indirectly, initiate, solicit, encourage, take any action to facilitate or participate in any discussions or negotiations regarding, furnish any information in connection with, afford any access to the properties, books or records of the Company, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction (as defined below), by any Person or group. The Company or the applicable Shareholder shall promptly inform Buyer and Sub, orally and in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction that it receives. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of this Agreement heretofore with respect to any Acquisition Transaction. As used in this Agreement, "ACQUISITION TRANSACTION" means any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any direct or indirect acquisition in any manner of all or a portion of the equity of, or all or a substantial portion of the assets of, the Company, whether for cash, securities or any other consideration or combination thereof, other than pursuant to the transactions contemplated by this Agreement.

      7.6 Notification of Changes; Disclosure Schedule Update.

            (a) The Company or the Shareholder Representative may promptly notify Buyer and Sub in writing by an update to the Company's Disclosure Schedules of any event or circumstance arising after the date of this Agreement which results in, or will result in, the representations and warranties set forth in Articles IV and V of this Agreement ceasing to be true and correct (each written notification and such additional written disclosure being hereafter referred to as a "DISCLOSURE SCHEDULE UPDATE"); provided, however, that Buyer shall have the right, following receipt of any Disclosure Schedule Update, to terminate this Agreement pursuant to Section 12.1(b)(ii).

            (b) The Company or the Shareholder Representative shall promptly notify Buyer and Sub in writing of the existence or happening or failure to occur of any fact, event circumstance or condition which causes or could reasonably be expected to cause a failure of any of the conditions set forth in
Article IX. The Company or the Shareholder Representative shall notify Buyer and Sub of any notice or other communication from any third Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

            (c) The Company shall promptly notify Buyer and Sub of the Company's breach of any of its covenants in this Agreement or the occurrence of any event that may reasonably be expected to make the satisfaction of the conditions in
Article IX impossible or unlikely.

            (d) Each of the Company and the Shareholders shall make commercially reasonable efforts to cure, before the Closing, any breach of a representation or warranty (prior to giving effect to any Disclosure Schedule Update), covenant or agreement made by it, whether occurring or arising prior to, on or after the date of this Agreement.

      7.7 Further Assurances. Subject to the terms and conditions of this Agreement, each of Buyer, Sub, the Company and the Shareholders will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith and cooperate with each other in order to satisfy each condition to the other's obligations contained in this Agreement as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement, the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Body and the seeking of the vacation or reversal of any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Body that is not yet final and nonappealable. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining any permission, approval or consent from any Governmental Body or other Person required to be obtained prior to Closing. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby.

      7.8 Antitrust Law Compliance. In addition to and without limiting the agreements of the parties contained in Section 7.7, as promptly as practicable after the date hereof, Buyer, Sub and the Company shall each file or consent to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice any notifications or other information required to be filed by their respective "ultimate parent" companies under the Antitrust Improvements Act with respect to the transactions contemplated herein. Each of Buyer, Sub and the Company warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the Antitrust Improvements Act and any such rules and regulations. Each of the Company, Buyer and Sub agree to make available to the other such information as each of them may reasonably request relative to their business, assets and property as may be required of each of them to file any additional information requested by such agencies under the Antitrust Improvements Act.

      7.9 Transfer of Transferred Real Properties. The Company and the Real Estate Sellers shall take all action necessary to cause the Transferred Real Properties to be conveyed to Buyer (or its designee). Each of the Transferred Real Properties shall be conveyed to Buyer (or its designee) pursuant to a Real Estate Purchase Agreement.

      7.10 Title and Survey Matters, Title Commitments. Concurrently with the execution of this Agreement, the Company has delivered to Buyer: (i) the Title Commitments; (ii) copies of all documents recorded with respect to the Transferred Real Properties and the Owned Real Properties which appear on the Title Commitments certified by the Title Company; and (iii) a survey for each of the Transferred Real Properties and the Owned Real Properties, prepared by a registered land surveyor, licensed where such Transferred Real Properties and the Owned Real Properties are located; provided, however, with respect to the Title Commitments, Buyer shall be liable for and shall pay all costs and expenses related to extended coverage (other than costs and expenses relating to deleting all "standard exceptions" to coverage, which the Company shall pay). The Company shall pay the title insurance premium, one-half of the closing escrow fee, one-half of the "New York" closing fee, and the costs of obtaining and recording any releases. Buyer shall pay one-half of the closing escrow fee, one-half of the "New York" closing fee, the lenders' escrow fee, the lenders' insurance policy, and the recording fees other than releases. The Company and the Shareholders shall clear, at their sole cost and expense, all Encumbrances in the title (other than Permitted Encumbrances) disclosed by the Title Commitments.

      7.11 Leases. The Company and the Shareholders shall cause the Real Property Leases (except the Transition Lease) to be terminated and all liabilities and claims thereunder waived and released, pursuant termination agreements, in the form attached hereto as Exhibit J (each a "LEASE TERMINATION AGREEMENT"). With respect to the Chicago Ridge Corporate Office and the Chicago Ridge Tool Shop, Buyer and the Shareholders shall cause the owners of such properties to enter into the Transition Lease and the Shop Lease in the forms attached hereto as Exhibits G and H, respectively.

      7.12 Excluded Assets.

            (a) On or prior to Closing Date, the Company shall transfer to certain Shareholders, for no consideration, the personal items listed on
Schedule 7.12(a).

            (b) On or prior to the Closing Date, the Company shall transfer the life insurance policy identified on Schedule 7.12(b) to H. Richard Landis, and shall forgive the receivable for premiums paid by the Company with respect thereto.

            (c) On or prior to the Closing Date, the Company will assign and the applicable Shareholder shall assume the automobile leases identified on Schedule 7.12(c).

      7.13 Monticello Environmental Permits. The Company shall use its commercially reasonable efforts to either obtain governmental permits authorizing current discharges of stormwater and wastewater from the Monticello, Indiana facility or otherwise attain compliance with legal requirements applicable to such discharges in a manner acceptable to Buyer (in its reasonable discretion). The Company shall be responsible for, and shall pay, the fees and costs of obtaining such permits and any governmental fines or penalties accruing prior to the obtaining such permits or otherwise attaining such compliance (collectively, the "COMPLIANCE COSTS"). To the extent that the Compliance Costs have not been paid prior to Closing or reflected in the Closing Working Capital Statement, then the Shareholders shall indemnify the Surviving Corporation for the Compliance Costs.

      7.14 Financing. (a) Buyer shall use its reasonable best efforts to obtain the proceeds of the Financing. To the extent that any portion of the Financing is unavailable for any reason, Buyer shall use its reasonable best efforts to obtain alternative financing (the "ALTERNATIVE FINANCING") as necessary to effect the transactions contemplated by this Agreement; provided, that such Alternative Financing shall have a capital structure and be in an amount that is comparable to that set forth in the Commitment Letters and shall be on terms and conditions no less favorable to Buyer than those provided in the Commitment Letters, or otherwise on terms and conditions reasonably acceptable to Buyer. If Buyer is unable to issue senior subordinated notes such that the Closing occurs on or prior to December 23, 2003, Buyer shall be required to utilize the Bridge Financing so that the Closing occurs on or prior to the Drop Dead Date.

            (b) In order to assist with Buyer's financing, the Company shall provide such assistance and cooperation as Buyer may reasonably request, including, but not limited to, cooperation in the preparation of any offering memorandum or similar document, using its best efforts to obtain customary "comfort" letters, accountant's consents and legal opinions, cooperating with initial purchasers or placements agents, entering into customary agreements with underwriters, and initial purchasers or placement agents, and making senior management of the Company available for customary "roadshow" presentations; provided, however, that the foregoing assistance and cooperation shall be at the Buyer's sole cost and expense, and subject to the Company and its Representatives receiving indemnity and hold harmless agreements with respect to any liability or potential liability relating thereto as they may reasonably request; provided that no such indemnity or hold harmless agreement shall apply to any matter for which the Buyer Indemnitees are entitled to indemnification under Article XI or would be so entitled but for the limitations in paragraphs
(b) or (c) of Section 11.1.

      7.15 FIRPTA Certificate. At the Closing, the Company shall deliver to Buyer, in a form reasonably satisfactory to Buyer, an affidavit of the Company, issued pursuant to and in compliance with Treasury Regulations 1.897-2(h) and 1.1445-2(c)(3) and dated as of the Closing Date, certifying that an interest in the Company is not a U.S. real property interest within the meaning of Section 897 of the Code.

      7.16 Transfer. Each Shareholder agrees that from the date hereof until the Closing, he, she or it will not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of beneficial ownership of any Company Securities owned by him, her or it.

      7.17 Owned Real Properties. If requested by Buyer, the Company shall immediately prior to the Closing, sell any or all of the Owned Real Properties to such third persons as Buyer may designate for a price to be agreed upon between Buyer and such third party. The sale of the Owned Real Properties shall be made pursuant to the form of Real Estate Purchase Agreement attached hereto as Exhibit F. The Total Enterprise Value will be reduced by the amount of the proceeds of such sale of Owned Real Properties and such proceeds will be applied against the Funded Obligations.

      7.18 Shareholder Approval. Each Shareholder hereby irrevocably commits to vote in favor of the approval and adoption of this Agreement and the Merger contemplated hereby. The Company shall call and hold a meeting of stockholders as promptly as reasonably practicable following the date of this Agreement for the purpose of voting on this Agreement and the Merger contemplated hereby.

      7.19 Plas-Tool License. The Company will use its reasonable best efforts to obtain prior to the Closing the written agreement of the Plas-Tool Co. and John Von Holdt or any of their applicable successors or assigns (together, "PT") confirming that (1) the Plas-Tool License will continue in effect after the Closing, and (2) the Company is permitted to sublicense after the

Closing all of the Company's rights under the Plas-Tool License to Buyer and any of Buyer's or the Company's Affiliates. For the purposes of this Section 7.19, the "PLAS-TOOL LICENSE" shall mean the royalty-free license granted by PT to the Company granting the Company the right to produce or manufacture products, and sell and offer to sell such products, from molds sold by the Plas-Tool Co. to the Company that incorporate any embodiments of, or are otherwise covered by, U.S. Patent No. 4,735,337 (including all patents of PT embodied in such molds), so long as the lid is also covered by at least one claim of the Company's U.S. Patent No. 5,238,135.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

      8.1 Transfer Taxes. Any Taxes solely relating to the transfer and conveyance of the Company Securities from the Shareholders to Buyer pursuant to the Merger (including documentary stamps or transfer taxes) shall be paid by Buyer.

      8.2 Tax Matters.

            (a) Tax Returns.

                  (i) Subject to Section 8.1 and paragraph (a)(iv) of this
      Section 8.2, the Shareholder Representative shall prepare and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and the Shareholders shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Buyer shall prepare and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Surviving Corporation for taxable years or periods ending after the Closing Date and Buyer shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

                  (ii) From and after the Closing, the Shareholders shall be jointly and severally liable for and shall indemnify Buyer for all (a) Taxes imposed on the Company for any taxable year or period, or portion thereof, that ends on or before the Closing Date and (b) Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any Requirement of Laws, which Taxes relate to a fact, event or transaction occurring before the Closing Date. In the case of any taxable period that includes (but does not end on) the Closing Date, the Taxes of the Company (or Taxes for which the Company is liable) for the portion of the period ending on the Closing Date (for which the Shareholders are liable) shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), except that the amount of any such Taxes that are imposed on a periodic basis and are not based on or measured by income or receipts shall be determined by reference to the percentage that the number of days in the portion of such period ending on the Closing Date bears to the total number of days in such period beginning after the Closing Date.

                  (iii) The Shareholders (pro rata based on their Ownership Percentages) shall reimburse Buyer for any Taxes of the Company which are the responsibility of the Shareholders pursuant to this Section 8.2(a) within 15 days after payment of such Taxes by the Surviving Corporation. At the election of Buyer or the Surviving Corporation, either Buyer or the Surviving Corporation may seek reimbursement for any Taxes owed pursuant to this Section 8.2(a) from the Indemnification Holdback Amount.

                  (iv) Except to the extent required by applicable Requirements of Laws, none of Buyer, the Surviving Corporation or any Affiliate of either shall (or shall cause or permit the Surviving Corporation to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of Shareholder Representative, which consent shall not be unreasonably withheld.

                  (v) Buyer shall promptly cause the Surviving Corporation to prepare and provide to the Shareholder Representative a package of Tax information materials, including, without limitation, schedules and work papers (the "TAX PACKAGE") required by the Shareholder Representative to enable the Shareholder Representative to prepare and file all Tax Returns required to be prepared and filed by it pursuant to paragraph (a)(i) of this Section 8.2. The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of the Company. Buyer and the Surviving Corporation shall cause the Tax Package to be delivered to the Shareholder Representative within 60 days after the Closing Date.

            (b) Contest Provisions.

                  (i) Buyer shall promptly notify the Shareholder Representative in writing upon receipt by Buyer, the Surviving Corporation or any of their respective Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which the Shareholders may be liable pursuant to paragraph (a)(i) of this Section 8.2.

                  (ii) The Shareholder Representative shall have the sole right to represent the Company's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which the Shareholders may be liable pursuant to paragraph (a)(i) of this

      Section 8.2, and to employ counsel of its choice at its expense. The Surviving Corporation and its Representatives shall have the right to fully participate in any such audit or proceeding and to consent to any settlement which affects a Tax period (or portion of a period) ending after the Closing Date. None of Buyer, any of Buyer's Affiliates, or the Surviving Corporation may settle any Tax claim for any Taxes for which the Shareholders may be liable pursuant to paragraph (a)(i) of this Section 8.2, without the prior written consent of the Shareholder Representative, which consent may not be unreasonably withheld or delayed, to the extent such settlement would be reasonably expected to trigger indemnification by the Shareholders pursuant to Section 8.2 or Article XI of this Agreement.

            (c) Assistance and Cooperation. After the Closing Date, each of the Shareholder Representative, Buyer and the Surviving Corporation shall (and cause their respective Affiliates to):

                  (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (a) of this Section 8.2;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

                  (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

                  (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Section 8.2;

                  (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

                  (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes relating to sales, transfer and similar Taxes; and

                  (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 8.2.

            (d) Section 338(h)(10) Election. The Shareholders, Buyer and Sub shall make a Section 338(h)(10) Election and Forms 8023 and 8883 shall be completed and filed in the forms as set forth on Schedule 8.2(d).

            (e) S Corporation. The Company and the Shareholders shall not revoke the Company's election to be taxed as an S Corporation within the meaning of Code Sections 1361 and 1362. The Company and the Shareholders shall not take or allow any action that would result in the termination of the Company's status as a validly electing S Corporation within the meaning of Code Sections 1361 and 1362.

      8.3 WARN Act. Buyer and the Company shall indemnify and hold each of the Shareholders harmless from any Losses and Expenses relating to the failure or alleged failure to provide any required notice under the WARN Act and any similar state or local statute, and to otherwise comply with the WARN Act and similar state or local statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act) or similar event affecting the Company's employees and occurring on or after the Closing Date.

      8.4 Confidentiality. Each of the Shareholders agrees that it will hold in confidence the Confidential Information and will not, directly or indirectly, disclose, publish, or otherwise make available any of the Confidential Information to the public or to any Person or use any of the Confidential Information for its own benefit or for the benefit of any other Person, other than Buyer, Sub and their respective Affiliates; provided that a Shareholder may disclose Confidential Information if, but only to the extent, required by a Requirement of Law or Court Order; provided, however that in such case, such Shareholder will provide Buyer and Sub with prompt written notice thereof so that Buyer or Sub may seek an appropriate protective order and/or waive such Shareholder's compliance with the provisions of this Agreement in respect thereof.

      8.5 Prohibited Marks. On and after the Closing Date, the Shareholders shall not, and shall not assist others to, in any way adopt, use, seek to use, apply to register or register the name, service mark or trademark "Landis" whether alone or in combination with other words or designs, or any combinations, derivations, translations or adaptations thereof (the "PROHIBITED MARKS") on or in connection with any product, service, corporate name, trade name, or domain name, or otherwise as a trademark or service mark, in any business (or products or services thereof) which is the same as, similar to or competitive with the Business as currently conducted or as proposed to be conducted or the business of Buyer as currently conducted or as proposed to be conducted, or otherwise infringe the rights of Buyer and its Affiliates in the Prohibited Marks. On and after the Closing Date, the Shareholders further shall not challenge, and shall not assist any other party in challenging, by cancellation, opposition or otherwise, the validity of the Prohibited Marks or any Company Intellectual Property which are trademarks or service marks, or any current or future applications for registration or registrations thereof or Buyer's, the Surviving Corporation's or any of their respective Affiliates' ownership thereof or title thereto.

      8.6 Appointment of Shareholder Representative.

            (a) Each of the Shareholders hereby irrevocably appoints Gregory J. Landis as its true and lawful attorney(s)-in-fact, to act as its representatives (the "SHAREHOLDER REPRESENTATIVE") under this Agreement and, as such, to act, as such Shareholder's agent (with full power of substitution), to take such action on such Shareholder's behalf with respect to all matters relating to this Agreement and the Shareholder Ancillary Agreements, including without limitation, to make all determinations, agreements and settlements relating to Closing Working Capital, to initiate, negotiate, settle, file suit with respect to and compromise indemnification claims made pursuant to Article XI and the terms of the Escrow Agreement, to sign receipts, consents and other documents to effect any of the transactions contemplated by this Agreement or the Shareholder Ancillary Agreements and to take all actions necessary or appropriate in connection with the foregoing. All such determinations, agreements, settlements and compromises made by the Shareholder Representative shall be binding on all of the Shareholders. Mr. Landis accepts his appointment as initial Shareholder Representative and the authorization set forth above.

            (b) Buyer and the Escrow Agent shall be entitled to conclusively rely on the instructions, decisions and acts of the Shareholder Representative required, permitted or contemplated to be taken by the Shareholder Representative hereunder or under the Escrow Agreement, and the Escrow Agent and Buyer are hereby relieved from any liability to any Person for any acts done by them in accordance with any instructions, decisions or acts of the Shareholder Representative. Buyer and the Escrow Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by or on behalf of the Shareholder Representative, and reasonably believed by Buyer or the Escrow Agent to be genuine and to have been signed and presented by the proper party or parties.

            (c) The Shareholder Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to it by Buyer or any Shareholder, or any other evidence deemed by the Shareholder Representative to be reliable, and the Shareholder Representative shall be entitled to act on the advice of counsel selected by it.

      8.7 Severance Costs. The Company and the Shareholders hereby agree that
(a) prior to the Closing, the Company shall pay all severance costs relating to Employees who are terminated or resign prior to the Closing (to the extent that such severance costs are not included in Final Closing Working Capital) and (b) the Shareholders shall be responsible and shall indemnify and hold harmless Buyer and the Surviving Corporation for all severance costs incurred by Buyer or the Surviving Corporation from and after the Closing relating to Employees who are given notice of termination prior to the Closing or who give notice of resignation prior to the Closing (to the extent that such severance costs are not included in Final Closing Working Capital).

                                   ARTICLE IX
                 CONDITIONS TO THE OBLIGATIONS OF BUYER AND SUB

      The obligations of Buyer and Sub hereunder shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Buyer:

      9.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no breach by the Company, any of the Shareholders or any Real Estate Sellers in any material respect in the performance of any of their respective covenants and agreements herein; each of the representations and warranties of the Company, the Shareholders and any Real Estate Sellers contained or referred to herein shall be true and correct in all material respects (if not qualified by materiality or reference to a Material Adverse Effect) and in all respects (if qualified by materiality or by reference to a Material Adverse Effect) on the Closing Date as though made on the Closing Date (in each case without giving effect to any Disclosure Schedule Update), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer and Sub and there shall have been delivered to Buyer and Sub a certificate or certificates to such effect, dated the Closing Date, signed on behalf of the Company by the President or any Vice President of the Company and the Shareholder Representative.

      9.2 No Restraint of Litigation. No temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or Governmental Body preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Body seeking any of the foregoing be pending; nor shall there be any action taken, or Requirements of Laws or orders enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which prevents or prohibits the consummation of the transactions contemplated by this Agreement. In addition, the waiting period under the Antitrust Improvements Act shall have expired or been terminated.

      9.3 Necessary Consents. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 5.3 or
5.13 or otherwise required to be obtained prior to the Closing by applicable Requirements of Law or which are necessary to prevent a Material Adverse Effect.

      9.4 Purchase of Transferred Real Properties. The sale of each Transferred Real Properties shall been consummated in accordance with the terms of each Real Estate Purchase Agreement.

      9.5 Documents. Buyer and Sub shall have received all of the agreements, documents and items specified in Section 3.4.

      9.6 Funding. Buyer shall have received the proceeds of the Financing.

      9.7 Non-Competition Agreements. The Company shall have entered into a Non-Competition Agreement with each of the persons listed on Schedule 9.7.

      9.8 Related Party Agreements. Except as otherwise expressly contemplated by this Agreement, the Company shall have terminated, without further liability to the Company, all Contracts with any Shareholder, Affiliate of the Company or Affiliate of any Shareholder.

                                   ARTICLE X
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF THE COMPANY AND SHAREHOLDERS

      The obligations of the Company and the Shareholders under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions, any or all of which may be waived in whole or in part by the Company and the Shareholder Representative:

      10.1 No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by Buyer or Sub in the performance of any of their covenants and agreements herein; each of the representations and warranties of Buyer and Sub contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Company or the Shareholders; and there shall have been delivered to the Company or Shareholders a certificate or certificates to such effect, dated the Closing Date and signed by Buyer.

      10.2 No Restraint or Litigation. No temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or Government Body preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Body seeking any of the foregoing be pending; nor shall there be any action taken, or Requirements of Laws or orders enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which prevents or prohibits the consummation of the transactions contemplated by this Agreement. In addition, the waiting period under the Antitrust Improvements Act shall have expired or been terminated.

      10.3 Purchase of Transferred Real Properties. The sale of each of the Transferred Real Properties shall been consummated in accordance with the terms of the Real Estate Purchase Agreements.

      10.4 Documents. The Shareholders shall have received all of the agreements, documents and items specified in Section 3.3.

                                   ARTICLE XI
                                 INDEMNIFICATION

      11.1 Indemnification for Company Matters. (a) Except as otherwise provided by this Article XI, and subject to the limitations set forth herein, from and after the Closing Date, the Shareholders, jointly and severally, shall indemnify and hold harmless Buyer, the Surviving Corporation, their Affiliates, directors, officers, employees and agents (the "BUYER INDEMNITEES") from and against any and all Losses and Expenses incurred by such Buyer Indemnitees in connection with or arising from:

                  (i) Any breach by the Company of any of its covenants in this Agreement or in any Company Ancillary Agreement, or any failure of the Company to perform any of its obligations in this Agreement or in any Company Ancillary Agreement;

                  (ii) Any breach of any warranty or the inaccuracy of any representation of the Company contained or referred to in this Agreement, any Company Ancillary Agreement or any certificate or schedule delivered by or on behalf of the Company pursuant hereto or thereto;

                  (iii) Any agreement whereby the Company has agreed to indemnify any trustees of (A) any trust that is a Shareholder or (B) any trust the beneficiaries of which are (x) Shareholders or (y) relatives of
      (1) any Shareholder or (2) any beneficiary of any trust that is a Shareholder;

                  (iv) Any breach by any Real Estate Seller of its covenants in any Real Estate Purchase Agreement, or any failure of any Real Estate Seller, to perform any of its obligations in this Agreement or any Real Estate Purchase Agreement;

                  (v) Any breach of any warranty or the inaccuracy of any representation of any Real Estate Seller contained or referred to in any Real Estate Purchase Agreement or any certificate or schedule delivered by or on behalf of the Real Estate Seller pursuant thereto; and

                  (vi) The encroachment of the railroad spur track at the Solvay Facility Property onto any adjacent real property.

Each Shareholder's liability in respect of any claim for indemnification under this Section 11.1(a) shall equal the product of (x) its respective Ownership Percentage and (y) the aggregate amount of Losses and Expenses incurred in respect of such claim for which the Buyer Indemnitees are entitled to indemnification under this Section 11.1(a); provided, however, each Shareholder's liability under this Section 11.1 (and together with any of such Shareholder's liability under Sections 8.2 and 11.2) shall not exceed such Shareholder's Ownership Percentage of the Aggregate Purchase Price.

            (b) Notwithstanding anything contained in paragraph (a) of this
Section 11.1, the Buyer Indemnitees shall have no right to be indemnified with respect to any item disclosed in any Disclosure Schedule Update or any breach of a covenant to be performed by the Company or any Real Estate Seller prior to the Closing which is waived in writing by Buyer as provided in Article IX of this Agreement on or prior to the Closing; provided, further, that the Buyer Indemnitees shall only be entitled to indemnification under clauses (ii) and (v) of paragraph (a) of this Section 11.1 with respect to Losses and Expenses incurred by the Buyer Indemnitees, if the aggregate amount of such Losses and Expenses exceeds $2,600,000 in the aggregate (the "DEDUCTIBLE"), in which case the Buyer Indemnitees shall be entitled to be indemnified for only the amount in excess thereof; provided, further, that the aggregate maximum amount for which the Buyer Indemnitees shall be entitled to indemnification pursuant to clauses
(ii) and (v) of paragraph (a) of this Section 11.1 shall not exceed $19,500,000 in the aggregate. Each Shareholder's liability in respect of any claim for indemnification under this Section 11.1 shall equal the product of (x) its respective Ownership Percentage and (y) the aggregate amount of Losses and Expenses incurred in respect of such claim for which the Buyer Indemnitees are entitled to indemnification under this Section 11.1. In addition, the Buyer Indemnitees shall have no right to be indemnified pursuant to clauses (ii) and
(v) of paragraph (a) of this Section 11.1 with respect to De Minimis Losses unless and until the aggregate amount of all De Minimis Losses exceeds $500,000, in which case the aggregate amount of all De Minimis Losses shall count towards the Deductible. For purposes of this Section 11.1, the breach of any warranty or the inaccuracy of any representation of the Company, any Shareholder or any Real Estate Seller contained in this Agreement or any Real Estate Purchase Agreement shall be determined without regard to any "Material Adverse Effect" or any other "materiality" qualifications set forth in such representation or warranty. Notwithstanding the foregoing, the limitations set forth in this paragraph (b) shall not apply to any indemnification with respect to breaches of any warranty or inaccuracies in any representation set forth in (i) Section 5.18(e)(ii), 5.18(h) or 5.22 of this Agreement or (ii) the Funded Obligations Schedule.

            (c) The indemnification provided for in clauses (a)(ii) and (v) of this Section 11.1 shall terminate on the 19 month anniversary of the Closing Date (and no claims shall be made by the Buyer Indemnitees under clauses (a)(ii) or (v) of this Section 11.1 thereafter); except that the indemnification shall continue as to:

                  (i) (A) the representations and warranties set forth in Sections 5.1, 5.3, 5.4 and 5.18(h) of this Agreement, which shall survive indefinitely, (B) the representations and warranties set forth in Section 5.24, which shall survive until the third anniversary of the Closing Date, and (C) the representations and warranties set forth in Section 5.22, which shall survive for 60 days following the expiration of the applicable statute of limitations; and

                  (ii) any claim for indemnification of which any Buyer Indemnitee has notified the Shareholder Representative in accordance with the requirements of Section 11.5 on or prior to the date such indemnification would otherwise terminate in accordance with this Section
      11.1 shall continue until the amount of the indemnification, if any, shall have been determined pursuant to this Article XI and Buyer Indemnitee shall have been reimbursed for the full amount of all Losses and Expenses relating thereto in accordance with, and subject to, this Article XI.

            (d) In the event that the Surviving Corporation actually recovers any amounts under insurance policies with third parties (i.e. actual insurance policies and not self insurance or retention policies), including title insurance, for any Loss or Expense for which Buyer is claiming or has received, indemnification pursuant to this Article XI, the amount of such insurance recovery (subject to offset for any increase in premiums or other costs attributable to such Losses or other Expenses incurred in collection of such amounts) shall (i) reduce the amount of Loss and Expense the Buyer Indemnitees are entitled to recover hereunder if the insurance proceeds are received prior to the Buyer Indemnitees being reimbursed for such Loss and Expense hereunder, and (ii) be paid to the Shareholder Representative for the Shareholders' benefit if the insurance proceeds are received after the Buyer Indemnitees have been reimbursed for such Loss and Expense. Buyer and the Surviving Corporation shall use their commercially reasonable efforts to make the appropriate claims and collect any such proceeds due under the applicable insurance policies.

            (e) As set forth in the Escrow Agreement, on the First Escrow Release Date the First Escrow Release Amount shall be released and the balance remaining in said Escrow Account, less the Reserved Amount, shall be released on the Second Escrow Release Date.

      11.2 Indemnification for Shareholder Matters. Each Shareholder severally, and not jointly, agrees to indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses and Expenses incurred by such Buyer Indemnitees in connection with or arising from:

            (a) Any breach by such Shareholder or Shareholder's Affiliates of any of the covenants of such Shareholder in this Agreement or in any Shareholder Ancillary Agreement to which such Shareholder or Shareholder's Affiliate is a party, or any failure of such Shareholder or Shareholder's Affiliates to perform any of his, her or its obligations in this Agreement or in any Shareholder Ancillary Agreement; and

            (b) Any breach of any warranty or the inaccuracy of any representation of such Shareholder or Shareholder's Affiliate contained in
Article IV of this Agreement, any certificate or schedule delivered by or on behalf of such Shareholder pursuant hereto, any Real

Estate Purchase Agreement, or any other Shareholder Ancillary Agreement to which such Shareholder or Shareholder's Affiliate is a party;

provided; however; each Shareholder's liability under this Section 11.2 (and together with any of Shareholder's liability under Sections 8.2 and 11.1) shall not exceed such Shareholder's Ownership Percentage of the Aggregate Purchase Price. The indemnification provided for in this Section 11.2 shall survive indefinitely. Any Losses or Expenses for which the Buyer Indemnitees are entitled to indemnification under this Section 11.2 shall be either credited against such Shareholder's portion of the Indemnification Holdback Amount then held in the Escrow Account or paid directly from such Shareholder.

      11.3 Indemnification for Solvay Environmental Matters.

            (a) Subject to the limitations set forth in herein, from and after the Closing Date, the Shareholders, jointly and severally, shall indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses and Expenses incurred by such Buyer Indemnitees in connection with or arising from any releases of, or conditions of contamination by, Hazardous Substances at or affecting the Solvay Facility Property, except for any such Losses or Expenses arising from any such releases or contamination first caused or occurring as a result of the operations of the Company after March 16, 1993;

            (b) The Buyer Indemnitees shall only be entitled to indemnification under paragraph (a) of this Section 11.3 with respect to Losses and Expenses incurred by the Buyer Indemnitees, if the aggregate amount of such Losses and Expenses exceeds $300,000 in the aggregate, in which case the Buyer Indemnitees shall be entitled to be indemnified for only the amount in excess thereof; provided, further, that the maximum amount for which the Buyer Indemnitees shall be entitled to indemnification to pursuant to paragraph (a) of this Section 11.3 shall be, at any time, the balance remaining in the Solvay Environmental Indemnification Holdback Account.

            (c) The indemnification provided for in this Section 11.3 shall terminate on the ten (10) year anniversary of the Closing Date (and no claims shall be made by the Buyer Indemnitees under this Section 11.3 thereafter); except that the indemnification shall continue as to any claim for indemnification of which any Buyer Indemnitee has notified the Shareholder Representative in accordance with the requirements of Section 11.5 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.3, as to which the obligation of the Shareholders shall continue until the amount of the indemnification, if any, shall have been determined pursuant to this Article XI and the Buyer Indemnitees shall have been reimbursed for the full amount of all Losses and Expenses relating thereto in accordance with, and subject to, this Article XI.

            (d) As set forth in the Escrow Agreement, on the First Solvay Environmental Escrow Release Date the First Solvay Environmental Escrow Release Amount shall be released and the balance remaining in said Escrow Account, less the Reserved Solvay Amount, shall be released on the Second Solvay Environmental Escrow Release Date.

      11.4 Indemnification by Buyer. Buyer agrees to indemnify and hold harmless each of the Shareholders, the Real Estate Sellers, and their respective Affiliates, heirs, personal representatives, assigns and agents (the "SHAREHOLDER INDEMNITEES") from and against any and all Losses and Expenses incurred by such Shareholder Indemnitees in connection with or arising from:

            (a) Any breach by Buyer, Sub or their respective Affiliates of any of their covenants or agreements in this Agreement or any Buyer Ancillary Agreement or any failure by Buyer, Sub or their respective Affiliates to perform any of their obligations in this Agreement or in any Buyer Ancillary Agreement; and

            (b) Any breach of any warranty or the inaccuracy of any representation of Buyer, Sub or their respective Affiliates contained or referred to in this Agreement, in any certificate delivered by or on behalf of Buyer or Sub pursuant hereto, or in any Buyer Ancillary Agreement.

      The indemnification provided for in this Section 11.4 shall terminate on the 19 month anniversary of the Closing Date (and no claims shall be made by the Shareholder Indemnitees under this Section 11.4 thereafter), except that the indemnification by Buyer shall continue as to any Loss or Expense of which Shareholder Indemnitees have notified Buyer in accordance with the requirements of Section 11.5 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.4, as to which the obligation of Buyer and Sub shall continue until the liability of Buyer or Sub shall have been determined pursuant to this Article XI, and Buyer and Sub shall have reimbursed all the Shareholder Indemnitees for the full amount of such Loss and Expense in accordance with this Article XI.

      11.5 Notice of Claims.

            (a) Any Buyer Indemnitee or Shareholder Indemnitee (the "INDEMNIFIED PARTY") seeking indemnification shall give the party obligated to provide indemnification the ("INDEMNITOR") to such Indemnified Party a notice (a "CLAIM NOTICE") (provided that, in the case of a claim for which the Shareholders are the Indemnitors, this Claim Notice shall be given to the Shareholder Representative) describing in reasonable detail the facts giving rise to any claim for indemnification and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person (a "THIRD PARTY CLAIM") as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the Indemnitor of its obligations under this Agreement except to the extent it shall have been prejudiced by such failure.

            (b) After the Indemnified Party gives a Claim Notice, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; or (ii) by a final judgment or decree of any court of competent jurisdiction. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

            (c) If a Buyer Indemnitee is entitled to indemnification under
Section 11.1 or Section 11.2 and the amount of indemnification to which the Buyer Indemnitee is entitled has been determined as provided for in Section 11.5(b), the Buyer Indemnitee shall first seek reimbursement of such amount from the Indemnification Holdback Amount in accordance with the procedures set forth in the Escrow Agreement, and then, following the Second Escrow Release Date or to the extent that the amount the Buyer Indemnitee is entitled to receive exceeds the Indemnification Holdback Amount, the Buyer Indemnitee may require the Shareholders and/or the Real Estate Sellers to directly pay the Buyer Indemnitee in accordance with Section 11.1 and Section 11.2. If a Buyer Indemnitee is entitled to indemnification under Section 11.2, and the amount of indemnification to which the Buyer Indemnitee is entitled has been determined as provided for in Section 11.5(b), the Buyer Indemnitee may either seek reimbursement of such amount from the Indemnification Holdback Amount then held in the Escrow Account in accordance with the procedures set forth in the Escrow Agreement, or require such Shareholder to directly pay the Buyer Indemnitee such amount promptly after it has been determined. If a Shareholder Indemnitee is entitled to indemnification hereunder, Buyer shall pay to the Shareholder Indemnitee the amount of indemnification to which the Shareholder Indemnitee is entitled promptly after it has been determined as provided for in Section 11.5(b).

            (d) If a Buyer Indemnitee is entitled to indemnification under
Section 11.3, and the amount of indemnification to which the Buyer Indemnitee is entitled has been determined as provided for in Section 11.5(b), the Buyer Indemnitee shall seek reimbursement of such amount from the Solvay Environmental Indemnification Holdback Amount in accordance with the procedures set forth in the Escrow Agreement

      11.6 Third Party Claims. The Indemnitor shall have the right to conduct and control, through counsel of its choosing reasonably acceptable to the indemnified party, the defense, compromise or settlement of any Third Party Claim, action or suit against the Indemnified Party as to which indemnification will be sought by any Indemnified Party if the Indemnitor has acknowledged and agreed in writing that the Indemnitor has an obligation to provide indemnification if the claim is adversely determined so long as the Indemnitor
(a) gives the Indemnified Party written notice of its intention to assume the defense of such Third Party Claim and (b) assumes the defense of such Third Party Claim, in each case within 30 days after receiving notice of such Third Party Claim. In any such case, the Indemnified Party shall cooperate in connection with such claim and shall furnish at the Indemnitor's cost and expense, such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor. The Indemnified

Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit. Notwithstanding the foregoing, if
(a) the Indemnitor shall not have taken any action to defend such Third Party Claim within 30 days after being notified by the Indemnified Party of such Third Party Claim, or (b) the Indemnified Party shall have received the advice of counsel that there is a conflict of interest between the Indemnified Party and the Indemnitor in the conduct of the defense of such Third Party Claim, the Indemnified Party shall be entitled to conduct and control the defense thereof and the reasonable fees and disbursements of such Indemnified Party's counsel shall be at the expense of the Indemnitor. The Indemnitor, if it has assumed the defense of any Third Party Claim as provided in this Section 11.6, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed) unless such settlement or judgment (a) relates solely to monetary damages for which the Indemnitor shall be responsible, (b) includes as an unconditional term thereof the release of the Indemnified Party from all liability with respect to such Third Party Claim and
(c) will not otherwise have a material effect on the Indemnified Party.

      11.7 Exclusivity of Indemnification. Indemnification under Sections 11.1, 11.2, and 11.3 of this Agreement shall be the sole post-closing remedy available to Buyer, the Surviving Corporation Company, the Real Estate Sellers and Shareholders or any of their Affiliates in respect of any Losses and Expenses incurred by Buyer, the Shareholders, the Real Estate Sellers or the Surviving Corporation arising out of, resulting from or incurred in connection with any breach of any warranty or the inaccuracy of any representation made by the Company, the Shareholders, the Real Estate Sellers, Buyer or Sub in this Agreement, any Real Estate Purchase Agreement or any certificate or schedule or delivered pursuant hereto; provided, however, that nothing contained in this Agreement or the Real Estate Purchase Agreements shall preclude a party from bringing an action for fraud or willful misconduct.

      11.8 Knowledge of Breach. Except as set forth in this Agreement, regardless of whether any party or any of its Affiliates or any of their respective representatives had or should have had knowledge or notice of any facts or circumstances which would result in the breach of, or inaccuracy in, any representation or warranty of the other parties or the failure of any condition for its benefit to be satisfied or the breach of any covenants for its benefit, for purposes of this Agreement, such party shall not be deemed to have waived such breach or inaccuracy or condition. Actual or constructive knowledge, diligence investigations, access to information of the party seeking indemnification hereunder, sophistication, experience, notices and any other actual or deemed sources of information outside the express provisions of this Agreement shall in no way limit the scope of any representation, warranty or condition or heighten any materiality or Material Adverse Effect threshold herein.

                                  ARTICLE XII
                                   TERMINATION

      12.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

            (a) By the mutual written consent of Buyer, the Shareholder Representative and the Company;

            (b) By Buyer (i) in the event of any material breach by the Company or any of the Shareholders of any of the Company's or the Shareholders' agreements, representations, or warranties contained herein and the failure of the Company or the Shareholders to cure such breach within ten (10) days after receipt of notice from Buyer requesting such breach to be cured or (ii) within ten (10) days following the receipt of any Disclosure Schedule Update delivered to Buyer by the Company or the Shareholder Representative pursuant to Section 7.6(a);

            (c) By the Company or the Shareholder Representative in the event of any material breach by Buyer or Sub of any of Buyer's or Sub's agreements, representations, or warranties contained herein and the failure of Buyer or Sub to cure such breach within ten (10) days after receipt of notice from the Company requesting such breach to be cured;

            (d) By Buyer, on the one hand, or the Company or the Shareholder Representative, on the other, if the Closing shall not have occurred on or prior to the Drop Dead Date (or such later date as may be mutually agreed to by Buyer and the Company); provided however, the right to terminate this Agreement under this Section 12.1(d) shall not be available to (a) the Company or any of the Shareholders if the failure by the Company or any Shareholder to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Closing to occur on or prior to such date and (b) Buyer if the failure by Buyer to fulfill any obligation under this Agreement has been the cause of or resulted in, the failure of the Closing to occur on or prior to such date; provided, further, if this Agreement is terminated pursuant to this
Section 12.1(d), and at the time of such termination, all conditions to the obligations of Buyer under this Agreement other than the conditions set forth in
Section 9.6 were satisfied, Buyer shall pay the Company the amount of $2,000,000 (the "TERMINATION FEE") within two Business Days of the notice of termination; or

            (e) By Buyer, on the one hand, or the Company or the Shareholder Representative, on the other hand, if any Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use all commercially reasonable efforts to lift) which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

            12.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give notice of such termination to the other party to this Agreement.

            12.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article XII all further obligations of the parties under this Agreement (other than Sections 12.1(d), 13.2, 13.9, 13.13 and 13.14) shall be terminated without further liability of any party to the other; provided, however, that nothing herein shall relieve any party from liability for its intentional misrepresentation or intentional breach of its obligations hereunder; provided further, that Buyer and Sub shall have no further obligation under this Agreement or liability whatsoever to the Company, the Shareholder Representative, the Shareholders or the Real Estate Sellers if this Agreement is terminated by the Company or the Shareholder Representative pursuant to Section 12.1(d) and Buyer has paid the Termination Fee to the Company.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

            13.1 Survival of Obligations. All representations, and warranties, contained in this Agreement shall survive for such time as the indemnity for the breach thereof shall survive as set forth in Sections 11.1, 11.2 and 11.3. All covenants and obligations contained in this Agreement to be fully performed or complied with at or prior to Closing shall not survive Closing. All covenants and obligations contained in this Agreement to be performed or complied with after Closing (and any right to indemnification for breach thereof) shall survive for the periods specified therein, or if no such period is specified, indefinitely

            13.2 Confidential Nature of Information. The provisions of the Confidentiality Agreement shall remain binding and in full force and effect. The information contained herein, in the Company Disclosure Schedules or delivered to Buyer or its authorized Representatives pursuant hereto shall be deemed to be Evaluation Material (as defined and subject to the exceptions contained in the Confidentiality Agreement) until the Closing. Notwithstanding anything in this Agreement, the Confidentiality Agreement or in each Real Estate Purchase Agreement to the contrary, beginning on the earliest of (i) the date of the public announcement of discussions relating to the transaction contemplated by this Agreement, (ii) the date of public announcement of such transaction, or
(iii) the date of the execution of this Agreement, the parties (and each Representative of the parties) may disclose to any and all persons, without limitation of any kind, the purported or claimed Federal income tax treatment of the transaction contemplated by, or undertaken pursuant to, this Agreement, any facts that may be relevant to understanding such tax treatment, and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts.

            13.3 No Public Announcement. From the date hereof through the day after the Closing Date, neither Buyer, Sub or the Company nor any Shareholder shall, without the approval of the other (which approval shall not be unreasonably withheld), make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Requirements of Law, in which case the other party shall be advised and the parties shall use their best efforts (subject to the Requirements of Law) to cause a mutually agreeable release or announcement to be issued.

      13.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service,
(d) on the date of delivery if delivered by facsimile or electronic mail and confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronic mail and confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

         If to the Company, the Shareholders or the Real Estate Sellers (prior to the Closing Date):

                  Landis Plastics, Inc.
                  10800 South Central Avenue
                  Chicago Ridge, IL  60415
                  Attn:  Gregory J. Landis
                  PH:    (773) 239-2390
                  FAX:   (708) 422-7513

         with a copy to:

                  Shefsky & Froelich Ltd.
                  444 N. Michigan Avenue
                  Suite 2500
                  Chicago, IL  60611
                  Attn:  Jeffry A. Melnick
                  PH:    (312) 836-4010
                  FAX:   (312) 527-5921
                  Email: jmelnick@shefskylaw.com

         If to the Shareholders or the Real Estate Sellers (after the Closing):

                  Gregory J. Landis,
                  as Shareholder Representative,
                  c/o Landis Plastics, Inc.
                  10800 South Central Avenue
                  Chicago Ridge, IL  60415

                  PH:    (773) 239-2390
                  FAX:   (708) 422-7513


         If to Buyer, Sub, and after the Closing date, the Surviving
Corporation:

                  Berry Plastics Corporation
                  101 Oakley Street
                  Evansville, IN 47710
                  Attn: Ira G. Boots
                  PH: (812) 424-2904 (ext. 11301)
                  FAX: (812) 421-9604
                  Email: IraBoots@BerryPlastics.com

         with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY 10004
                  Attn: Warren S. de Wied, Esq.
                  PH: (212) 859-8296
                  FAX: (212) 859-4000
                  Email: dewiewa@ffhsj.com

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

      13.5 Successors and Assigns.

            (a) The rights of any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other parties, except that the rights of Buyer hereunder may be assigned prior to the Closing, without the consent of the Company or Shareholders, to any entity controlled by Buyer, provided Buyer shall remain primarily liable hereunder.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors any right, remedy or claim under or by reason of this Agreement.

      13.6 Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

      13.7 Interpretation. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

      13.8 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

      13.9 Expenses. The Company, Buyer and Sub shall pay their respective legal and other expenses incurred by it, in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein, it being understood that the costs and expenses of the Company incurred on behalf of the Shareholders in connection with the transactions contemplated hereby shall be borne by the Shareholders after the Closing to the extent not included in Transaction Costs. The expenses of the Shareholder Representative shall be paid by the Shareholders as provided in the Shareholders Representative Agreement.

      13.10 Partial Invalidity. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

      13.11 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the Shareholders and Buyer.

      13.12 Specific Performance. Notwithstanding anything in this Agreement to the contrary, the Shareholders represent and warrant that, because of the unique nature of the business operations conducted by the Company, the failure of them to carry out their obligations to perform this Agreement and to consummate the Merger on the Closing Date would cause Buyer and Sub to incur damages for which there is no adequate remedy at law; the parties hereto accordingly agree that, in addition to any other remedies available to Buyer and Sub, any such failure by the Shareholders to perform this Agreement shall be subject to the remedy of specific performance.

      13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois, provided that the Merger shall be governed by the IBCA and the DGCL.

      13.14 Submission to Jurisdiction. The Company, each of the Shareholders, Buyer and Sub hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement, the Buyer Ancillary Agreements, the Company Ancillary Agreements, the Shareholder Ancillary Agreements or all or any of the transactions contemplated hereby or thereby to the exclusive jurisdiction of either (a) the United States District Court for the Northern District of Illinois or (b) any court of the State of Illinois located in Cook County, Illinois, and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      BERRY PLASTICS CORPORATION

                                      By:       /s/ Ira G. Boots
                                                ----------------------------
                                      Name:     Ira G. Boots
                                                ----------------------------
                                      Title:    President & CEO
                                                ----------------------------


                                      BERRY PLASTICS ACQUISITION CORPORATION IV

                                      By:       /s/ Ira G. Boots
                                                ----------------------------
                                      Name:     Ira G. Boots
                                                ----------------------------
                                      Title:    President & CEO
                                                ----------------------------

                                      LANDIS PLASTICS, INC.

                                      By:       /s/ H. Richard Landis
                                                ----------------------------
                                      Name:     H. Richard Landis
                                                ----------------------------
                                      Title:    CEO
                                                ----------------------------

                                  SHAREHOLDERS
                                       OF
                                 LANDIS PLASTICS


/s/ H. Richard Landis                   /s/ Bonita R. Landis
-------------------------------------   ----------------------------------------
H. Richard Landis                       Bonita R. Landis

HENRY R. LANDIS II GRANTOR RETAINED     HENRY R. LANDIS II GRANTOR RETAINED
ANNUITY TRUST #1, DATED                 ANNUITY TRUST #2, DATED
DECEMBER 19, 1997                       DECEMBER 19, 1997

By:  /s/ H. Richard Landis              By:   /s/ H. Richard Landis
   ----------------------------------      -------------------------------------
H. Richard Landis, a/k/a Henry R.       H. Richard Landis, a/k/a Henry R.
Landis II as Trustee                    Landis II as Trustee

HENRY R. LANDIS II GRANTOR RETAINED
ANNUITY TRUST #3, DATED
DECEMBER 19, 1997

By:  /s/ H. Richard Landis
   ----------------------------------
H. Richard Landis, a/k/a Henry R.
Landis II as Trustee

GREGORY J. LANDIS IRREVOCABLE TRUST,    DAVID A. LANDIS IRREVOCABLE TRUST,
DATED DECEMBER 23, 1988                 DATED DECEMBER 23, 1988


By:  /s/ Gregory J. Landis              By:  /s/ Gregory J. Landis
   ----------------------------------      -------------------------------------
Gregory J. Landis, as Co-Trustee        Gregory J. Landis, as Co-Trustee


By:  /s/ David A. Landis                By:  /s/ David A. Landis
   ----------------------------------      -------------------------------------
David A. Landis, as Co-Trustee          David A. Landis, as Co-Trustee

JAMES M. LANDIS IRREVOCABLE TRUST,      RUSSEL J. LANDIS IRREVOCABLE TRUST,
DATED DECEMBER 23, 1988                 DATED DECEMBER 23, 1988


By:  /s/ James M. Landis                By:  /s/ Russel J. Landis
   ----------------------------------      -------------------------------------
James M. Landis, as Co-Trustee          Russel J. Landis, as Co-Trustee


By:/s/ David A. Landis                  By:  /s/ H. Richard Landis
   ----------------------------------      -------------------------------------
David A. Landis, as Co-Trustee          H. Richard Landis, as Co-Trustee

EDWARD D. LANDIS IRREVOCABLE TRUST,     YVONNE T. LANDIS IRREVOCABLE TRUST,
DATED DECEMBER 23, 1988                 DATED DECEMBER 23, 1988


By:  /s/ Edward D. Landis               By:  /s/ Yvonne T. Martello
   ----------------------------------      -------------------------------------
Edward D. Landis, as Co-Trustee         Yvonne T. Martello f/k/a Yvonne T.
                                        Landis, as Co-Trustee

By:  /s/ H. Richard Landis              By:  /s/ Gregory J. Landis
   ----------------------------------      -------------------------------------
H. Richard Landis, as Co-Trustee        Gregory J. Landis, as Co-Trustee

JAMES M. LANDIS TRUST 2000, DATED       YVONNE T. MARTELLO TRUST 2000,
NOVEMBER 6, 2000                        DATED September 25, 2000


By:  /s/ Russel J. Landis               By:  /s/ David A. Landis
   ----------------------------------      -------------------------------------
Russel J. Landis as Co-Trustee          David A. Landis as Co-Trustee


By:  /s/ James M. Landis                By:  /s/ Yvonne T. Martello
   ----------------------------------      -------------------------------------
James M. Landis, as Co-Trustee          Yvonne T. Martello as Co-Trustee

DAVID A. LANDIS TRUST 2000, DATED       GREGORY J. LANDIS TRUST 2000,
SEPTEMBER 25, 2000                      DATED JUNE 9, 2000


By:/s/ Gregory J. Landis                By:/s/ David A. Landis
   ----------------------------------      -------------------------------------
Gregory J. Landis as Co-Trustee         David A. Landis as Co-Trustee


By:/s/ David A. Landis                  By:/s/ Gregory J. Landis
   ----------------------------------      -------------------------------------
David A. Landis, as Co-Trustee          Gregory J. Landis, as Co-Trustee

RUSSEL J. LANDIS TRUST 2000, DATED
September 25, 2000

By:/s/ James M. Landis
   ----------------------------------
James M. Landis as Co-Trustee

By:/s/ Russel J. Landis
   ----------------------------------
Russel J. Landis, as Co-Trustee

DANIEL J. LANDIS IRREVOCABLE TRUST,     GREGORY P. LANDIS IRREVOCABLE TRUST,
DATED APRIL 1, 2003                     DATED APRIL 1, 2003

By:/s/ Gregory J. Landis                By:/s/ Gregory J. Landis
   ----------------------------------      -------------------------------------
Gregory J. Landis, as Co-Trustee        Gregory J. Landis, as Co-Trustee


By:/s/ Denise E. Landis                 By:/s/ Denise E. Landis
   ----------------------------------      -------------------------------------
Denise E. Landis, as Co-Trustee         Denise E. Landis, as Co-Trustee

KATHRYN T. LANDIS IRREVOCABLE TRUST,    JULIE A. LANDIS IRREVOCABLE TRUST,
DATED, MAY 15, 2003                     DATED MAY 15, 2003


By:/s/ David A. Landis                  By:/s/ David A. Landis
   ----------------------------------      -------------------------------------
David A. Landis, as Co-Trustee          David A. Landis, as Co-Trustee

By:/s/ Marianne Landis                  By:/s/ Marianne Landis
   ----------------------------------      -------------------------------------
Marianne Landis, Co-Trustee             Marianne Landis, as Co-Trustee

STEVEN R. LANDIS IRREVOCABLE TRUST,     DAVID T. LANDIS IRREVOCABLE TRUST, DATED
DATED MAY 15, 2003                      MAY 15, 2003


By:/s/ David A. Landis                  By:/s/ David A. Landis
   ----------------------------------      -------------------------------------
David A. Landis, as Co-Trustee          David A. Landis, as Co-Trustee


By:/s/ Marianne Landis                  By:/s/ Marianne Landis
   ----------------------------------      -------------------------------------
Marianne Landis, Co-Trustee             Marianne Landis, as Co-Trustee

                             MANAGEMENT SHAREHOLDERS

By:/s/ William VanMeter                 By:/s/ James Torgerson
   ----------------------------------      -------------------------------------
William VanMeter, Individually          James Torgerson, Individually


By:/s/ Stephen Pace                     By:/s/ Ross Neininger
   ----------------------------------      -------------------------------------
Stephen Pace, Individually              Ross Neininger, Individually


By:/s/ Bruno Rudolf                     By:/s/ Zigmond Kossakowski
   ----------------------------------      -------------------------------------
Bruno Rudolf, Individually              Zigmond Kossakowski, Individually


By:/s/ Bimal Kalvani                    By:/s/ Mike Clark
   ----------------------------------      -------------------------------------
Bimal Kalvani, Individually             Mike Clark, Individually


By:/s/ Steve Ellis                      By:/s/ Greg Clinton
   ----------------------------------      -------------------------------------
Steve Ellis, Individually               Greg Clinton, Individually


By:/s/ Doug Bridwell                    By:/s/ John Sabey
   ----------------------------------      -------------------------------------
Doug Bridwell, Individually             John Sabey, Individually

LANDIS FAMILY NEW YORK PARTNERSHIP,
an Illinois general partnership

GREGORY J. LANDIS and DAVID A.                     GREGORY J. LANDIS and DAVID A.
LANDIS, Co-Trustees of the Gregory J. Landis,      LANDIS, Co-Trustees of the Henry J. Landis II,
share of the LANDIS FAMILY TRUST NO. 2             share of the LANDIS FAMILY TRUST NO. 2

By:/s/ Gregory J. Landis                           By:/s/ Gregory J. Landis
   -------------------------------------------        -------------------------------------------
GREGORY J. LANDIS, Co-Trustee                      GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                             By:/s/ David A. Landis
   -------------------------------------------        -------------------------------------------
DAVID A. LANDIS, Co-Trustee                        DAVID A. LANDIS, Co-Trustee


GREGORY J. LANDIS and DAVID A. LANDIS,             GREGORY J. LANDIS and DAVID A. LANDIS,
Co-Trustees of the David A. Landis share           Co-Trustees of the James M. Landis share of the
of the LANDIS FAMILY TRUST NO. 2                   LANDIS FAMILY TRUST NO. 2

By:/s/ Gregory J. Landis                           By:/s/ Gregory J. Landis
   -------------------------------------------        -------------------------------------------
GREGORY J. LANDIS, Co-Trustee                      GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                             By:/s/ David A. Landis
   -------------------------------------------        -------------------------------------------
DAVID A. LANDIS, Co-Trustee                        DAVID A. LANDIS, Co-Trustee


GREGORY J. LANDIS and DAVID A. LANDIS,             GREGORY J. LANDIS and DAVID A. LANDIS,
Co-Trustees of the Yvonne T. Landis share          Co-Trustees of the Russell J. Landis share of the
of the  LANDIS FAMILY TRUST NO. 2                  LANDIS FAMILY TRUST NO. 2

By:/s/ Gregory J. Landis                           By:/s/ Gregory J. Landis
   -------------------------------------------        -------------------------------------------
GREGORY J. LANDIS, Co-Trustee                      GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                             By:/s/ David A. Landis
   -------------------------------------------        -------------------------------------------
DAVID A. LANDIS, Co-Trustee                        DAVID A. LANDIS, Co-Trustee

LANDIS FAMILY ALSIP PARTNERSHIP,
an Illinois general partnership

GREGORY J. LANDIS and DAVID A.                     GREGORY J. LANDIS and DAVID A.
LANDIS, Co-Trustees of the David A. Landis         LANDIS, Co-Trustees of the James M. Landis
share of the LANDIS FAMILY TRUST                   share of the LANDIS FAMILY TRUST

By:/s/ Gregory J. Landis                           By:/s/ Gregory J. Landis
   -------------------------------------------        -------------------------------------------
GREGORY J. LANDIS, Co-Trustee                      GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                             By:/s/ David A. Landis
   -------------------------------------------        -------------------------------------------
DAVID A. LANDIS, Co-Trustee                        DAVID A. LANDIS, Co-Trustee


GREGORY J. LANDIS and DAVID A.                     GREGORY J. LANDIS and DAVID A.
LANDIS, Co-Trustees of the Yvonne T.               LANDIS, Co-Trustees of the Edward D.
Landis share of the LANDIS FAMILY TRUST            Landis share of the LANDIS FAMILY TRUST

By:/s/ Gregory J. Landis                           By:/s/ Gregory J. Landis
   -------------------------------------------        -------------------------------------------
GREGORY J. LANDIS, Co-Trustee                      GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                             By:/s/ David A. Landis
   -------------------------------------------        -------------------------------------------
DAVID A. LANDIS, Co-Trustee                        DAVID A. LANDIS, Co-Trustee


GREGORY J. LANDIS and DAVID A.
LANDIS, Co-Trustees of the Russell J. Landis share of the LANDIS FAMILY TRUST

By:/s/ Gregory J. Landis
   -------------------------------------------
GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis
   -------------------------------------------
DAVID A. LANDIS, Co-Trustee

LANDIS FAMILY ARIZONA PARTNERSHIP,
an Illinois general partnership

GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees of the         GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees of the
Gregory J. Landis share of the LANDIS FAMILY TRUST                Henry J. Landis, II share of the LANDIS FAMILY TRUST

By:/s/ Gregory J. Landis                                          By:/s/ Gregory J. Landis
   -------------------------------------------------------           ------------------------------------------------------
GREGORY J. LANDIS, Co-Trustee                                     GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                                            By:/s/ David A. Landis
   -------------------------------------------------------           ------------------------------------------------------
DAVID A. LANDIS, Co-Trustee                                       DAVID A. LANDIS, Co-Trustee

GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees                GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees of the
of the David A. Landis share of the LANDIS FAMILY TRUST           James M. Landis share of the LANDIS FAMILY TRUST

By:/s/ Gregory J. Landis                                          By:/s/ Gregory J. Landis
   -------------------------------------------------------           ------------------------------------------------------
GREGORY J. LANDIS, Co-Trustee                                     GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                                            By:/s/ David A. Landis
   -------------------------------------------------------           ------------------------------------------------------
DAVID A. LANDIS, Co-Trustee                                       DAVID A. LANDIS, Co-Trustee

GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees of the         GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees of the
Yvonne T. Landis share of the LANDIS FAMILY TRUST                 Edward D. Landis share of the LANDIS FAMILY TRUST

By:/s/ Gregory J. Landis                                          By: /s/ Gregory J. Landis
   -------------------------------------------------------           ------------------------------------------------------
GREGORY J. LANDIS, Co-Trustee                                     GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis                                            By:/s/ David A. Landis
   -------------------------------------------------------           ------------------------------------------------------
DAVID A. LANDIS, Co-Trustee                                       DAVID A. LANDIS, Co-Trustee

GREGORY J. LANDIS and DAVID A. LANDIS, Co-Trustees of the
Russell J. Landis share of the LANDIS FAMILY TRUST

By: /s/ Gregory J. Landis
   -------------------------------------------------------
GREGORY J. LANDIS, Co-Trustee

By:/s/ David A. Landis
   -------------------------------------------------------

DAVID A. LANDIS, Co-Trustee
GREGORY J. LANDIS, as Shareholder Representative

/s/ Gregory J. Landis
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